PRODUCT SUPPLEMENT	Product Supplement No. 3-III to
(TO PROSPECTUS DATED APRIL 2, 2010	Registration Statement Nos. 333-162193 and 333-162193-01
AND PROSPECTUS SUPPLEMENT	Dated April 2, 2010
DATED APRIL 2, 2010)	Rule 424(b)(2)
The Royal Bank of Scotland N.V.
RBS NotesSM
Senior Notes
fully and unconditionally guaranteed by
RBS Holdings N.V.

Principal Protected Notes and Partially Principal Protected Notes linked to a Commodity, a Common Stock, an Index, an Exchange-Traded Fund, a Currency Pair or a Basket of Commodities, Common Stocks, Indices, Exchange-Traded Funds and/or Currency Pairs

The Principal Protected Notes and Partially Principal Protected Notes, which we will each refer to as the “Notes,” will entitle the holder to receive at maturity an amount linked to the performance of (i) a commodity, which we refer to as an “Underlying Commodity”; (ii) the common stock of a company, which we refer to as an “Underlying Stock”; (iii) an index of equity securities or commodities or commodity futures contracts, which we refer to as an “Underlying Index”; (iv) an exchange-traded fund that tracks the performance of an underlying commodity, index, basket of securities or commodities or commodity futures contracts, primarily by holding securities, commodities or commodity futures contracts or other instruments related to such underlying commodity, index or basket, which we refer to as an “Underlying Fund”; (v) a reference currency, which we refer to as a “Reference Currency” relative to another currency, which we refer to as a “Base Currency” and which, together with its Reference Currency, we refer to as an “Underlying Currency Pair”; or (vi) a basket comprised of Underlying Commodities, Underlying Stocks, Underlying Indices, Underlying Funds and/or Underlying Currency Pairs, which we refer to as an “Underlying Basket.”  In this Product Supplement, we refer to any Underlying Commodity, Underlying Stock, Underlying Index, Underlying Fund or Underlying Currency Pair included in an Underlying Basket as a “Basket Component,” and we refer to the Underlying Commodity, Underlying Stock, Underlying Index, Underlying Fund, Underlying Currency Pair or Underlying Basket to which the Notes are linked as the “Underlying.”  As used in this Product Supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares, or ADSs.  We refer to the common stock represented by ADSs as the “ADS Underlying Stock.”  If the Underlying Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADSs.  We refer to the issuer of an Underlying Stock as the “Underlying Company.”  We refer to an Underlying Index comprised of stocks as an “Underlying Equity Index” and to an Underlying Index comprised of commodities or commodity futures contracts as an “Underlying Commodity Index.”  We refer to an Underlying Fund that tracks an equity index or basket of stocks as an “Underlying Equity Fund” and to an Underlying Fund that tracks a commodity, commodity index or basket of commodities or commodity futures contracts as an “Underlying Commodity Fund.”  We refer to the index that an Underlying Fund tracks as a “Target Index.”

The Notes do not pay interest.  Any payment on the Notes is subject to the creditworthiness (i.e., the ability to pay) of The Royal Bank of Scotland N.V. and RBS Holdings N.V., as guarantor.

This Product Supplement describes terms that will apply generally to the Notes and supplements the terms described in the accompanying Prospectus Supplement and Prospectus. A separate Underlying Supplement, term sheet or pricing supplement, as the case may be, will describe the Underlying to which the Notes are linked, and a separate term sheet or pricing supplement, as the case may be, will specify the Underlying to which the Notes are linked and will describe terms that apply to any specific issue of Notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as Pricing Supplements. If the terms described in the relevant Pricing Supplement are inconsistent with those described herein or in the accompanying Underlying Supplement, if any, Prospectus Supplement or Prospectus, the terms described in the relevant Pricing Supplement shall control.

The Notes are our unsecured and unsubordinated obligations and are fully and unconditionally guaranteed by RBS Holdings N.V.

The Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

The Notes involve risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on PS-9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Notes, or determined if this Product Supplement, the accompanying Underlying Supplement, if any, Prospectus Supplement or Prospectus or any relevant Pricing Supplement are truthful or complete. Any representation to the contrary is a criminal offense.

The agents are not obligated to purchase the Notes but have agreed to use reasonable efforts to solicit offers to purchase the Notes. To the extent the full aggregate principal amount of the Notes being offered by the relevant Pricing Supplement is not purchased by investors in the offering, one or more of our affiliates may agree to purchase a part of the unsold portion, which may constitute up to 15% of the total aggregate principal amount of the Notes, and to hold such Notes for investment purposes. See “Holding of the Notes by Our Affiliates and Future Sales” under the heading “Risk Factors” and “Plan of Distribution.” The relevant Pricing Supplement, this Product Supplement, any applicable Underlying Supplement and the accompanying Prospectus Supplement and Prospectus may be used by our affiliates in connection with offers and sales of the Notes in market-making transactions.

RBS Securities Inc.

In this Product Supplement, the “Bank,” “we,” “us” and “our” refer to The Royal Bank of Scotland N.V. and “Holding” refers to RBS Holdings N.V., our parent company.  We refer to the Notes offered by the relevant Pricing Supplement and the related guarantees as the “Notes” and to each individual security offered thereby as a “Note.”

RBS NotesSM is a service mark of The Royal Bank of Scotland N.V.

Any Notes issued, sold or distributed pursuant to the relevant Pricing Supplement may not be offered or sold (i) to any person/entity listed on sanctions lists of the European Union, United States or any other applicable local competent authority; (ii) within the territory of Cuba, Sudan, Iran and Myanmar; (iii) to residents in Cuba, Sudan, Iran or Myanmar; or (iv) to Cuban Nationals, wherever located.

SUMMARY

The following summary answers some questions that you might have regarding the Notes in general terms only. It does not contain all the information that may be important to you. You should read the summary together with the more detailed information that is contained in the rest of this Product Supplement and in the accompanying Pricing Supplement, Prospectus and Prospectus Supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors.” In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Notes.

What are the Notes?

The Notes are senior notes issued by us, The Royal Bank of Scotland N.V., and are fully and unconditionally guaranteed by our parent company, RBS Holdings N.V. The Notes have a maturity that will be specified in the relevant Pricing Supplement.  The payment at maturity on the Notes is determined based on the performance of

(1) a commodity, which we refer to as an “Underlying Commodity”;

(2) the common stock of a company, which we refer to as an “Underlying Stock”;

(3) an index of equity securities or commodities or commodity futures contracts, which we refer to as an “Underlying Index”;

(4) an exchange-traded fund that tracks the performance of an underlying commodity, index, basket of securities or commodities or commodity futures contracts, primarily by holding securities, commodities or commodity futures contracts or other instruments related to such underlying commodity, index or basket, which we refer to as an “Underlying Fund”;

(5) a reference currency, which we refer to as a “Reference Currency” relative to another currency, which we refer to as a “Base Currency” and which, together with its Reference Currency, we refer to as an “Underlying Currency Pair”; or

(6) a basket comprised of Underlying Commodities, Underlying Stocks, Underlying Indices, Underlying Funds and/or Underlying Currency Pairs, which we refer to as an “Underlying Basket.”

In this Product Supplement, we refer to any Underlying Commodity, Underlying Stock, Underlying Index, Underlying Fund or Underlying Currency Pair included in an Underlying Basket as a “Basket Component,” and we refer to the Underlying Commodity, Underlying Stock, Underlying Index, Underlying Fund, Underlying Currency Pair or Underlying Basket to which the Notes are linked as the “Underlying.”  As used in this Product Supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares, or ADSs.  We refer to the common stock represented by ADSs as the “ADS Underlying Stock.  If the Underlying Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADSs.  We refer to the issuer of an Underlying Stock as the “Underlying Company.”  We refer to an Underlying Index comprised of stocks as an “Underlying Equity Index” and to an Underlying Index comprised of commodities or commodity futures contracts as an “Underlying Commodity Index.”  We refer to an Underlying Fund that tracks an equity index or basket of stocks as an “Underlying Equity Fund” and to an Underlying Fund that tracks a commodity, commodity index or basket of commodities or commodity futures contracts as an “Underlying Commodity Fund.”  We refer to the index that an Underlying Fund tracks as a “Target Index.”  For more information on the payment at maturity, please see “What will I receive at maturity of the Notes and how is this amount calculated?”

In addition, unlike ordinary debt securities, the Notes do not pay interest.  For Principal Protected Notes, if the Underlying Return is 0% or negative, you will receive no return on your investment and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.  For Partially Principal Protected Notes, a decline in the value of the Underlying will always reduce your cash payment at maturity below the principal amount of your Notes and you could lose some of your initial principal investment.  Any payment on the Notes is subject to the creditworthiness (i.e., the ability to pay) of The Royal Bank of Scotland N.V. and RBS Holdings N.V., as guarantor.

What will I receive at maturity of the Notes and how is this amount calculated?

The payment at maturity of the Notes will depend on the performance of the Underlying.  For Principal Protected Notes, at maturity, you will receive, for each $1,000 principal amount Note, a cash amount calculated as follows:

(1) if the underlying return is positive, $1,000 plus the supplemental redemption amount; and

(2) if the underlying return is 0% or negative, $1,000.

Consequently, for Principal Protected Notes, if the Underlying Return is 0% or negative, you will receive no return on your investment and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.

For Partially Principal Protected Notes, at maturity, you will receive, for each $1,000 principal amount Note, a cash amount calculated as follows:

(1) if the underlying return is positive, $1,000 plus the supplemental redemption amount; and

(2) if the underlying return is 0% or negative, the greater of (i) $1,000 plus (underlying return × $1,000) and (ii) $1,000 × principal protection level.

For Partially Principal Protected Notes, the principal protection level is a percentage as specified in the relevant Pricing Supplement, which will be less than 100%.

Consequently, for Partially Principal Protected Notes, a decline in the value of the Underlying will always reduce your cash payment at maturity below the principal amount of your Notes and you could lose some of your initial principal investment.

Any payment on the Notes is subject to the creditworthiness of The Royal Bank of Scotland N.V. and RBS Holdings N.V., as guarantor.

What is the supplemental redemption amount and how is it calculated?

The supplemental redemption amount is a cash amount determined only when the underlying return is positive.  The supplemental redemption amount for each $1,000 principal amount Note is equal to $1,000 × the participation rate × the underlying return.  However, if the relevant Pricing Supplement specifies a maximum amount, the supplemental redemption amount will never be more than the maximum amount.

The participation rate is a fixed amount or percentage as specified in the relevant Pricing Supplement.  If the participation rate is less than 100%, you will never receive the full underlying return calculated as described herein; you will only benefit from a portion of the underlying return equal to the participation rate times the underlying return.

The maximum amount is a fixed cash amount specified in the Pricing Supplement for each $1,000 principal amount of Notes.  If a maximum amount is applicable, you will never receive a payment at maturity of more than $1,000 plus the maximum amount for each $1,000 principal amount of Notes, regardless of how much the Underlying appreciates.

What is the underlying return and how is it calculated?

The underlying return will be the percentage change in the value of the Underlying, calculated as:

final price, value or exchange rate – initial price, value or exchange rate initial price, value or exchange rate

The initial price of an Underlying Commodity is the official settlement price or fixing level of such Underlying Commodity on the pricing date, as (a) made public by the primary exchange or market of trading for such Underlying Commodity or any related futures or options contract (which may be published under a specific Bloomberg ticker) or (b) displayed on a specific page of Bloomberg, L.P. (“Bloomberg”) or Reuters Group PLC (“Reuters”).  The final price of an Underlying Commodity is the settlement price or fixing level on the determination date, as (a) made public by the primary exchange or market of trading for such Underlying Commodity or any related futures or options contract (which may be published under a specific Bloomberg ticker) or (b) displayed on a specific page of Bloomberg or Reuters.  The relevant Pricing Supplement will specify the method of determining the initial price and final price of an Underlying Commodity (including the applicable Bloomberg ticker or Bloomberg or Reuters page).

The initial price of an Underlying Stock is the closing price of such Underlying Stock on the pricing date, divided by the exchange factor, subject to adjustment for certain corporate events, such as a stock split or merger, affecting such Underlying Stock, which we describe in “Description of Notes — Adjustment Events.”  The final price of an Underlying Stock is the closing price of such Underlying Stock on the determination date.  We will usually determine the closing price for any listed Underlying Stock by reference to the last reported sale price, during regular trading hours (or if listed on The NASDAQ Stock Market LLC (“NASDAQ”), the official closing price), on the primary U.S. securities exchange on which the Underlying Stock is traded.

The initial value of an Underlying Index is the closing value of such Underlying Index on the pricing date.  The final value of an Underlying Index is the closing value of such Underlying Index on the determination date, subject to the terms and provisions which we describe in “Description of Notes — Discontinuance of an Underlying Index; Alteration of Method of Calculation.”

The initial price of an Underlying Fund is the closing price of such Underlying Fund on the pricing date, divided by the exchange factor,  subject to adjustment for certain corporate events, such as a stock split or merger, affecting such Underlying Fund, which we describe in “Description of Notes — Adjustment Events.”  The final price of an Underlying Fund is the closing price of such Underlying Fund on the determination date, subject to the terms and provisions which we describe in “Description of Notes — Discontinuance of an Underlying Fund; Alteration of Method of Calculation.”  We will usually determine the closing price for any listed Underlying Fund by reference to the last reported sale price, during regular trading hours (or if listed on NASDAQ, the official closing price), on the primary U.S. securities exchange on which shares of the Underlying Fund are traded.

The initial exchange rate of an Underlying Currency Pair is the spot rate for such Underlying Currency Pair on the pricing date.  The final exchange rate of an Underlying Currency Pair is the spot rate for such Underlying Currency Pair on the determination date.

The initial value of an Underlying Basket is 1.00, unless otherwise specified in the relevant Pricing Supplement.  The final value of an Underlying Basket will be the sum of the weighted returns of the Basket Components, calculated as:

Sum of (component return of each Basket Component × component weight of such Basket Component)

With respect to each Basket Component, the component return will be calculated as:

final price, value or exchange rate
initial price, value or exchange rate

With respect to each Basket Component, the component weight is a fixed percentage or fraction determined in the manner specified in the relevant Pricing Supplement, provided that the sum of the component weights for all Basket Components will equal 100% or 1, as applicable.  The relevant Pricing Supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the Notes, or (ii) the manner in which the weight of each Basket Component will be determined.  For example, if the relevant Pricing Supplement specifies that a Basket Component is weighted to comprise 18% of the value of the Basket, the component weight for that Basket Component is 18%.  Alternatively, the relevant Pricing Supplement may specify that, for a Basket consisting of two Basket Components, the Basket Component with the greater component return will make up 70% of the value of the Basket, and the Basket Component with the lesser component return will make up 30% of the value of the Basket.

Will I receive interest payments on the Notes?

No. You will not receive any interest on the Notes.

Can you give me an example of the payment at maturity?

Please refer to the relevant Pricing Supplement for an example of the payment at maturity.

Do I get all my principal back at maturity?

For Principal Protected Notes, subject to the creditworthiness of The Royal Bank of Scotland N.V. as the issuer of the Notes and RBS Holdings N.V. as the guarantor of the issuer’s obligations under the Notes, you will receive at maturity at least $1,000 per $1,000 principal amount of Principal Protected Notes, regardless of the value of the Underlying on the determination date.

For Partially Principal Protected Notes, you are not guaranteed to get all of your principal back at maturity.  Subject to the creditworthiness of The Royal Bank of Scotland N.V. as the issuer of the Notes and RBS Holdings N.V. as the guarantor of the issuer’s obligations under the Notes, you will receive at maturity at least $1,000 × principal protection level per $1,000 principal amount of Partially Principal Protected Notes, regardless of the value of the Underlying on the determination date.

However, if you sell the Notes prior to maturity, you will receive the market price for the Notes, which may or may not include any return of principal.  There may be little or no secondary market for the Notes. Accordingly, you should be willing to hold your Notes until maturity.

Do I benefit from any appreciation in the Underlying over the term of the Notes?

Yes, but you may only benefit from a portion of any appreciation equal to the participation rate times the underlying return, if the participation rate is less than 100%, subject to any maximum amount.  If the underlying return is positive, you will receive in cash the supplemental redemption amount in addition to the principal amount of the Notes payable at maturity. The supplemental redemption amount is equal to $1,000 × the participation rate × the underlying return.  However, if the relevant Pricing Supplement specifies a maximum amount, the supplemental redemption amount will never be more than the maximum amount.  If the participation rate is less than 100% you will receive less than 100% of the underlying return, subject to any maximum amount.

Is there a limit on how much I can earn over the term of the Notes?

It depends on whether a maximum amount is applicable to the Notes.  If a maximum amount is applicable and the Notes are held to maturity, the total amount payable at maturity per Note will not exceed $1,000 plus the maximum amount, regardless of how much the Underlying may appreciate over the term of the Notes.  If a maximum amount is not applicable and the Notes are held to maturity, the total amount payable at maturity is not limited and is based on the underlying return.

What is the minimum required purchase?

Unless otherwise specified in the relevant Pricing Supplement, you can purchase Notes in $1,000 denominations or in integral multiples thereof.

Is there a secondary market for the Notes?

Unless otherwise specified in the relevant Pricing Supplement, the Notes will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the Notes and, as such, information regarding independent market pricing for the Notes may be extremely limited or non-existent.  You should be willing to hold your Notes until the maturity date.

Although it is not required to do so, we have been informed by our affiliate that when this offering is complete, it intends to make purchases and sales of the Notes from time to time in off-exchange transactions.  If our affiliate does make such a market in the Notes, it may stop doing so at any time.

In connection with any secondary market activity in the Notes, our affiliate may post indicative prices for the Notes on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time.  Investors are advised that any prices shown on any website or Bloomberg page are indicative prices only and, as such, there can be no assurance that any trade could be executed at such prices.  Investors should contact their brokerage firm for further information.

In addition, the issue price of the Notes includes the selling agents’ commissions paid with respect to the Notes and the cost of hedging our obligations under the Notes.  The cost of hedging includes the profit component that our affiliate has charged in consideration for assuming the risks inherent in managing the hedging of the transactions.  The fact that the issue price of the Notes includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Notes. See “Risk Factors — The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices” and “Use of Proceeds.”

What is the tax treatment of the Notes?

Generally, we intend to treat Notes with a term of one year or less as “short-term debt obligations” for U.S. federal income tax purposes. No statutory, judicial or administrative authority directly addresses the treatment of such Notes or similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service (the “IRS”). As a result, certain aspects of the tax treatment of an investment in these Notes are unclear.

Generally, we intend to treat Notes with a term of more than one year as “contingent payment debt instruments” for U.S. federal income tax purposes. Under this treatment, regardless of your method of accounting, you will be required to accrue interest income on the Notes in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, although we will not make any payment on the Notes until maturity. In addition, any income recognized upon a sale, exchange or retirement of the Notes generally will be treated as interest income for U.S. federal income tax purposes.

See “U.S. Federal Income Tax Consequences” for additional discussion regarding the U.S. federal income tax treatment of the Notes.

Tell me more about The Royal Bank of Scotland N.V. and RBS Holdings N.V.

The Royal Bank of Scotland N.V. is the new name of ABN AMRO Bank N.V. and RBS Holdings N.V. is the new name of ABN AMRO Holding N.V. See “The Royal Bank of Scotland N.V. and RBS Holdings N.V.” in the accompanying prospectus dated April 2, 2010.

What is the relationship between The Royal Bank of Scotland N.V., RBS Holdings N.V. and RBS Securities Inc.?

RBS Securities Inc., which we refer to as RBSSI, is an affiliate of The Royal Bank of Scotland N.V. and RBS Holdings N.V. RBSSI will act as calculation agent for the Notes, and is acting as agent for this offering. RBSSI will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate. See “Risk Factors — Potential Conflicts of Interest between Holders of Notes and the Calculation Agent” and “Plan of Distribution (Conflicts of Interest)” in this Product Supplement.

Who will determine the final price, value or exchange rate, the underlying return and the payment at maturity?

We have appointed our affiliate, RBS Securities Inc., which we refer to as RBSSI, to act as calculation agent for the Notes. As calculation agent, RBSSI will determine the final price, value or exchange rate of the Underlying, the initial price, value or exchange rate of the Underlying, the underlying return and the payment at maturity.  The calculation agent may be required, due to events beyond our control, to adjust any of these calculations, which we describe “Description of Notes — Adjustment Events,” “Description of Notes — Discontinuance of the Underlying Index; Alteration of Method of Calculation” and “Description of Notes — Discontinuance of the Underlying Fund; Alteration of Method of Calculation.”

Who invests in the Notes?

The Notes are not suitable for all investors.  The Notes might be considered by investors who:

•
are willing to risk receiving no return on their initial principal investment and, for Partially Principal Protected Notes, are willing to risk losing some of their initial principal investment, in return for the opportunity to participate in the appreciation, if any, (or, if the participation rate is less than 100%, a portion of the appreciation, if any,) in the value of the Underlying over the term of the Notes;

•	do not require an interest income stream;

•
are willing to be exposed to fluctuations in equity, commodity or currency prices in general, as applicable, and the price or value of any Underlying Commodity, Underlying Stock, Underlying Index, Underlying Fund or Underlying Currency Pair in particular; and

•	are willing to hold the Notes until maturity.

You should carefully consider whether the Notes are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Notes.

What are some of the risks in owning the Notes?

Investing in the Notes involves a number of risks.  We have described the most significant risks relating to the Notes under the heading “Risk Factors” in this Product Supplement, which you should read before making an investment in the Notes.

Some selected risk considerations include:

•
Market Risk.  The Notes do not pay any interest.  The rate of return, if any, will depend on the performance of the Underlying.  For Principal Protected Notes, if the underlying return is zero or negative, you will be entitled to receive only the principal amount of $1,000 per Note at maturity.  In such a case, you will receive no return on your investment and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.  For Partially Principal Protected Notes, a decline in the value of the Underlying will always reduce your cash payment at maturity below the principal amount of your Notes and you could lose some of your initial principal investment.  If the underlying return is positive, your return will be limited to the maximum amount, if any, regardless of how much the underlying may appreciate over the term of the Notes, if a maximum amount is applicable.

•
Credit Risk.  Because you are purchasing a security from us, you are assuming our credit risk.  In addition, because the Notes are fully and unconditionally guaranteed by Holding, you are also assuming the credit risk of Holding in the event that we fail to make any payment required by the terms of the Notes.

•
Liquidity Risk.  Unless otherwise specified in the relevant Pricing Supplement, the Notes will not be listed on any securities exchange.  Accordingly, there may be little or no secondary market for the Notes and information regarding independent market pricing for the Notes may be very limited or non-existent. If you sell your Notes in the secondary market, if any, prior to maturity, you will receive the market price of the Notes, which could be zero.  The value of the Notes in the secondary market, if any, will be subject to many unpredictable factors, including then prevailing market conditions.

What if I have more questions?

You should read “Description of Notes” in this Product Supplement for a detailed description of the general terms of the Notes.  The relevant Pricing Supplement will describe the terms that apply specifically to the Notes, and the relevant Underlying Supplement (if any) or the relevant Pricing Supplement will describe the Underlying.  The Notes are senior notes issued as part of our RBS NotesSM program and guaranteed by Holding.  The Notes offered by the Bank will constitute the Bank’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantee of Holding will constitute Holding’s unsecured and unsubordinated obligation and rank pari passu without any preference among them and with all Holding’s other present and future unsecured and unsubordinated obligations.  You can find a general description of our RBS NotesSM program in the accompanying Prospectus Supplement.  We also describe the basic features of this type of note in the sections of the accompanying Prospectus Supplement called “Description of Notes” and “Notes Linked to Commodity Prices, Single Securities, Economic or Financial Measures and Baskets or Indices Thereof.”

You may contact our principal executive offices at Gustav Mahleraan 10, 1082 PP Amsterdam, The Netherlands. Our telephone number is (31-20) 628-9393.

RISK FACTORS

This section describes the most significant risks relating to the Notes. For a discussion of certain general risks associated with your investment in the Notes, please refer to the section entitled “Risk Factors” beginning on page S-3 of the accompanying Prospectus Supplement.  You should carefully consider whether the Notes are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Notes.

Risks Related to the Notes Generally

The Notes Are Not Ordinary Senior Notes

The terms of the Notes differ from those of ordinary debt securities in that we will not pay you interest on the Notes and, for Partially Principal Protected Notes, you could lose some of your initial principal investment at maturity.  For Principal Protected Notes, if the percentage change in the value of the Underlying from the pricing date to the determination date is zero or negative, you will be entitled to receive only the principal amount of $1,000 per Note at maturity.  In such a case, you will receive no return on your initial principal investment in the Notes and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.  For Partially Principal Protected Notes, a decline in the value of the Underlying from the pricing date to the determination date will always reduce your cash payment at maturity below the principal amount of your Notes and you could lose some of your initial principal investment.

Furthermore, even if the underlying return is positive, the return you receive on the Notes may be less than the return you would have received had you invested your entire principal amount in a conventional debt security with the same maturity issued by us or a comparable issuer or an instrument which tracks the performance of the Underlying.  If a maximum amount is applicable, the return you will receive on the Notes, if any, will never exceed the maximum amount.  The return you will receive on the Notes, if any, may be minimal and may not compensate you for any losses incurred due to inflation or the value of money over time.  You cannot predict the future performance of the Underlying based on historical performance.

For Partially Principal Protected Notes, You May Not Receive a Full Return of Principal at Maturity

If the underlying return is negative, the amount of cash paid to you at maturity will be less than the principal amount you invested in the Notes.  You could lose some of your initial principal investment.

The Appreciation Potential of the Notes Is Limited to the Maximum Amount, If Applicable

If the Notes are subject to a maximum amount, the appreciation potential of the Notes will be limited to the maximum amount.  Any applicable maximum amount will be a fixed cash amount which we will determine on the pricing date and which will be set forth in the relevant Pricing Supplement.  Accordingly, if the relevant Pricing Supplement specifies a maximum amount for the Securities, the appreciation potential of the Notes will be limited to that maximum amount, regardless of how much the Underlying may appreciate over the term of the Notes.

You May Not Participate in the Full Underlying Return in the Underlying

If the underlying return is positive, the payment at maturity will be calculated as $1,000 plus the supplemental redemption amount. The supplemental redemption amount will be equal to $1,000 × the participation rate × the underlying return, subject to any maximum amount. If the participation rate is less than 100%, you will only participate in that portion of the underlying return rather than in the full underlying return. Therefore, if the underlying return is positive, the return on the Notes will be less than the return you would have earned if you had invested directly in the Underlying.

Credit Risk of The Royal Bank of Scotland N.V. and RBS Holdings N.V., and their Credit Ratings and Credit Spreads May Adversely Affect the Market Value of the Notes

You are dependent on The Royal Bank of Scotland N.V.’s ability to pay all amounts due on the Notes, and therefore you are subject to the credit risk of The Royal Bank of Scotland N.V. and to changes in the market’s view of The Royal Bank of Scotland N.V.’s creditworthiness. In addition, because the Notes are unconditionally guaranteed by The Royal Bank of Scotland N.V.’s parent company, RBS Holdings N.V., you are also dependent on the credit risk of RBS Holdings N.V. in the event that The Royal Bank of Scotland N.V. fails to make any payment or delivery required by the terms of the Notes.  Any actual or anticipated decline in The Royal Bank of Scotland N.V. or RBS Holdings N.V.’s credit ratings or increase in their credit spreads charged by the market for taking credit risk is likely to adversely affect the value of the Notes.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the Notes.  Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion.  However, because the return on the Notes is dependent upon factors in addition to our ability to pay our obligations under the Notes, an improvement in our credit ratings will not necessarily increase the market value of the Notes and will not reduce market risk and other investment risks related to the Notes.  Credit ratings (i) do not reflect market risk, which is the risk that the price of the Underlying may fall resulting in (x) a loss of some of your principal in the case of partially principal protected notes, or (y) a zero return on the Notes, (ii) do not address the price, if any, at which the Notes may be resold prior to maturity (which may be substantially less than the issue price of the Notes) and (iii) are not recommendations to buy, sell or hold the Notes. See “Risk Factors — Market Price of the Notes Influenced by Many Unpredictable Factors.”

Although We Are a Bank, the Notes Are Not Bank Deposits and Are Not Insured or Guaranteed by the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or Any Other Government Agency

The Notes are our obligations but are not bank deposits.  In the event of our insolvency the Notes will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other governmental agency.

Unless Otherwise Specified in the Relevant Pricing Supplement, the Notes Will Not be Listed on Any Notes Exchange; Secondary Trading May Be Limited

You should be willing to hold your Notes until the maturity date. Unless otherwise specified in the relevant Pricing Supplement, the Notes will not be listed on any securities exchange; accordingly, there may be little or no secondary market for the Notes and information regarding independent market pricing for the Notes may be very limited or non-existent. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Our affiliate has informed us that, upon completion of the offering, it intends to purchase and sell the Notes from time to time in off-exchange transactions, but it is not required to do so.  If our affiliate does make such a market in the Notes, it may stop doing so at any time. In addition, the total principal amount of the Notes being offered by the relevant Pricing Supplement may not be purchased by investors in the offering, and one or more of our affiliates may agree to purchase a part of the unsold portion, which may constitute up to 15% of the total aggregate principal amount of the Notes.  Such affiliate or affiliates intend to hold the Notes for investment purposes, which may affect the supply of Notes available for secondary trading and therefore adversely affect the price of the Notes in any secondary trading.  If a substantial portion of any Notes held by our affiliates were to be offered for sale following this offering, the market price of such Notes could fall, especially if secondary trading in such Notes is limited or illiquid.

Market Price of the Notes Are Influenced by Many Unpredictable Factors

The value of the Notes may move up and down between the date you purchase them and the determination date when the calculation agent determines the amount to be paid to you on the maturity date.

Several factors, many of which are beyond our control, will influence the market value of the Notes, including:

•	the market price, value or exchange rate of the Underlying, which can fluctuate significantly;

•	the volatility (frequency and magnitude of changes) in the price, value or exchange rate of the Underlying;

•
the dividend rate on the Underlying Stock or on stocks that comprise an Underlying Equity Index or Underlying Fund, if applicable.  While dividend payments, if any, on an Underlying Stock or the stocks that comprise an Underlying Equity Index or Underlying Fund, as applicable, are not paid to you, such payments may have an influence on the market price of the Underlying Stock or such stocks, as applicable, and therefore on the Notes;

•	the market prices of an Underlying Commodity, the exchange-traded commodity futures contracts comprising an Underlying Commodity Index or Underlying Commodity Fund;

•	interest and yield rates in the market;

•
geopolitical conditions and economic, financial, political, regulatory, geographical, agricultural, or judicial events that affect an Underlying Commodity, Underlying Stock or the stocks comprising an Underlying Equity Index or Underlying Fund, the commodities or commodity futures contracts comprising an Underlying Commodity Index or Underlying Fund or an Underlying Currency Pair, as applicable, or markets generally, and which may affect the value of the Underlying;

•
if the Notes are linked in whole or in part to an Underlying Stock that is an ADS, a foreign Underlying Index, a foreign Underlying Fund or an Underlying Currency Pair, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the ADS Underlying Stock, the stocks comprising the foreign Underlying Index or Underlying Fund or the foreign commodity futures contracts comprising the foreign Underlying Index, as applicable, are traded, or between the Reference Currency and the Base Currency;

•	the time remaining to the maturity of the Notes;

•	the occurrence of certain events affecting an Underlying Stock or Underlying Fund which may require an adjustment to the exchange factor (and therefore, the initial price); and

•
the creditworthiness of the Bank as issuer of the Notes and Holding as the guarantor of the Bank’s obligations under the Notes.  Any person who purchases the Notes is relying upon the creditworthiness of the Bank and Holding and has no rights against any other person.  The Notes constitute the general, unsecured and unsubordinated contractual obligations of the Bank and Holding.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor.

Some or all of these factors will influence the price that you will receive if you sell your Notes prior to maturity in the secondary market, if any.  If you sell your Notes prior to maturity, the price at which you are able to sell your Notes may be at a discount, which could be substantial, from the principal amount.  For example, there may be a discount on the Notes if at the time of sale the closing price, closing value or spot rate of the Underlying is at or below its initial price, value or exchange rate or if market interest rates rise.  Even if there is an appreciation in the value of the Underlying from its initial price, value or exchange rate, there may be a discount on the Notes based on the time remaining to the maturity of the Notes.  Thus, if you sell your Note before maturity, you may not receive back your entire principal amount.

Some or all of these factors will influence the return, if any, that you receive upon maturity of the Notes.  We cannot predict the future performance of the Notes, the Underlying or, if applicable, the stocks or futures contracts that comprise an Underlying Index or Underlying Fund based on the historical performance of the Underlying or, if applicable, the underlying stocks or futures contracts.  Neither we nor Holding nor any of our affiliates can guarantee that the value of the Underlying will increase so that you will receive at maturity an amount in excess of the principal amount of the Notes.  For Partially Principal Protected Notes, you assume the risk that the value of the Underlying may decrease so that you receive at maturity an amount that is less than the principal amount of the Notes.

As an investor in the Notes you assume the risk that as a result of the performance of the Underlying you may not receive any return on your initial principal investment in the Notes or that you may lose some of your initial principal investment in the Notes.

The Inclusion of Commissions and Cost of Hedging in the Issue Price Is Likely to Adversely Affect Secondary Market Prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase Notes in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Notes, as well as the profit component included in the cost of hedging our obligations under the Notes.  In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

The Payment, If Any, You Receive at Maturity Depends on the Final Price, Value or Exchange Rate on the Determination Date Only

We determine the payment at maturity based on the difference between the initial price, value or exchange rate and the final price, value or exchange rate on the determination date.  As a result the payment, if any, at maturity depends on the price, value or exchange rate on one day, the determination date, regardless of whether the price, value or exchange rate of the Underlying at the maturity date or at other times during the term of the Notes, including dates near the determination date, was higher than the final price, value or exchange rate.  This difference could be particularly large if there is a significant increase in the price, value or exchange rate of the Underlying after the determination date, if there is a significant decrease in the price, value or exchange rate of the Underlying around the time of the determination date or if there is significant volatility in the price, value or exchange rate of the Underlying during the term of the Notes (especially on dates near the determination date).  For example, when the determination date is near the end of the term of the Notes, then if the price, value or exchange rate of the Underlying increases or remains relatively constant during the initial term of the Notes and then decreases below the initial price, value or exchange rate, the final price, value or exchange rate may be significantly less than if it were calculated on an earlier date.  Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in an Underlying Commodity, Underlying Stock, an Underlying Fund, an Underlying Currency Pair or in the securities comprising an Underlying Index or Underlying Funds, as applicable.

An Increase in the Price, Value or Exchange Rate of the Underlying May Not Increase the Market Value of your Notes

Owning the Notes is not the same as owning the Underlying or a product which tracks the return on the Underlying.  Accordingly, the market value of your Notes may not have a direct relationship with the price, value or exchange rate of the Underlying, and changes in the price, value or exchange rate of the Underlying may not result in a comparable change in the market value of your Notes. If the value of the Underlying increases above its initial price, value or exchange rate on the pricing date, the market value of the Notes may not increase. It is also possible for the price, value or exchange rate of the Underlying to increase while the market price of the Notes declines.  If a maximum amount is specified in the relevant Pricing Supplement, regardless of how much the Underlying may appreciate over the term of the Notes, you will never receive more than $1,000 plus the maximum amount per $1,000 principal amount of Notes.

Market Disruptions May Adversely Affect Your Return

The calculation agent may, in its sole discretion, determine that the relevant markets have been affected in a manner that prevents it from properly valuing the price, level or spot rate of the Underlying on the determination date and calculating the amount that we are required to pay you at maturity.  These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the Notes, it is possible that the determination date and, for Notes linked to an Underlying Commodity Index, the maturity date will be postponed.  In the event of such a postponement, the closing price, closing value or spot rate, as applicable, for the determination date will be determined by the calculation agent in the manner described under “Description of Notes — Determination Date,” which may adversely affect the return, if any, on your investment in the Notes.

Information Regarding Underlying Companies or Underlying Funds

Neither we nor Holding nor any of our affiliates assume any responsibility for the accuracy or adequacy of the information contained in the relevant Pricing Supplement about any Underlying Company or Underlying Fund or in any of their respective publicly available filings.  As an investor in the Notes, you should make your own investigation into any Underlying Company or Underlying Fund. Unless otherwise disclosed in the relevant Pricing Supplement, neither we nor Holding nor any of our affiliates have any affiliation with any Underlying Company or Underlying Fund and are not responsible for their respective public disclosure of information, whether contained in SEC filings or otherwise.

Information Regarding Underlying Indices

Neither we nor Holding nor any of our affiliates assume any responsibility for the accuracy or adequacy of the information contained in the relevant Pricing Supplement about any Underlying Index or in any publicly available information about the Underlying Index. Unless otherwise disclosed in the relevant Pricing Supplement, neither we nor Holding nor any of our affiliates have any affiliation with the sponsor of any Underlying Index and are not responsible for their public disclosure of information about the Underlying Index.

Hedging and Trading Activities by Us or Our Affiliates Could Affect Market Prices of the Notes

We and our affiliates may carry out activities that minimize our risks related to the Notes.  In particular, on or prior to the date of the relevant Pricing Supplement, we, through our affiliates, may have hedged our anticipated exposure in connection with the Notes by taking positions in Underlying Commodities, Underlying Stocks, Underlying Funds, Underlying Currency Pair, stocks or commodities (or options or futures contracts on the stocks or commodities) that comprise Underlying Indices or Underlying Funds, exchange-traded funds that track Underlying Indices, options or futures on Underlying Commodities, Underlying Stocks, Underlying Indices, Underlying Funds or Underlying Currency Pairs or in other instruments that we deemed appropriate in connection with such hedging.  Our trading activities, however, could potentially alter the price or value of Underlying Commodities, Underlying Stocks, Underlying Indices, Underlying Funds or Underlying Currency Pairs and, therefore, the market price of the Notes.

We or our affiliates are likely to modify our hedge position throughout the term of the Notes by purchasing and selling Underlying Commodities, Underlying Stocks, Underlying Funds, Underlying Currency Pairs, stocks or commodities (or options or futures contracts on the stocks or commodities) that comprise Underlying Indices or Underlying Funds, exchange-traded funds that track Underlying Indices or Underlying Funds, options or futures on Underlying Commodities, Underlying Stocks, Underlying Indices, Underlying Funds or Underlying Currency Pairs or other instruments that we deem appropriate.  We cannot give any assurance that our hedging or trading activities will not affect the value of Underlying Commodities, Underlying Stocks, Underlying Indices, Underlying Funds or Underlying Currency Pairs.  It is also possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the market price of the Notes may decline.

We or one or more of our affiliates may also engage in trading Underlying Commodities, Underlying Stocks, Underlying Funds, Underlying Currency Pairs, stocks or commodities (or options or futures contracts on the stocks or commodities) that comprise Underlying Indices or Underlying Funds, exchange-traded funds that track Underlying Indices or options or futures on Underlying Commodities, Underlying Stocks, Underlying Indices, Underlying Funds or Underlying Currency Pairs on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions.  Any of these activities could adversely affect the value of Underlying Commodities, Underlying Stocks, Underlying Indices, Underlying Funds or Underlying Currency Pairs and, therefore, the market price of the Notes.

We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the price or value of Underlying Commodities, Underlying Stocks, Underlying Indices, Underlying Funds or Underlying Currency Pairs, stocks or commodities that comprise Underlying Indices or stocks that comprise Underlying Funds.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market price of the Notes.

Potential Conflicts of Interest between Note Holders and the Calculation Agent

Our affiliate, RBSSI, will serve as the calculation agent.  RBSSI will, among other things, decide the amount of the return paid out to you on the Notes at maturity.  For a fuller description of the calculation agent’s role, see “Description of Notes — Calculation Agent.”  For example, the calculation agent may have to determine whether a market disruption event affecting the Underlying has occurred or is continuing on a day when the calculation agent will determine its price, level or exchange rate.  This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions.  In addition, the calculation agent may have to make additional calculations if the Underlying Index or Underlying Fund is liquidated, discontinued, suspended, modified, delisted or otherwise terminated.  The calculation agent will exercise its judgment when performing its functions.  Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Moreover, the issue price of the Notes includes the agents’ commissions and certain costs of hedging our obligations under the Notes.  Our affiliates through which we hedge our obligations under the Notes expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our affiliates’ control, such hedging may result in a profit that is more or less than initially projected.

No Security Interest or Rights in any Underlying Commodity, Underlying Stock, in Any Stocks or Commodity or Commodity Futures Contract that Comprise an Underlying Index, Underlying Fund or Target Index, or in the Shares of any Underlying Fund

Neither we nor Holding nor any of our affiliates will pledge or otherwise hold any amount of an Underlying Commodity, shares of an Underlying Stock, shares of the stocks or commodities or commodity futures contracts that comprise an Underlying Index, Underlying Fund or Target Index, shares of exchange-traded funds that track an Underlying Index, shares of an Underlying Fund or any option or futures contract or any other asset for the benefit of holders of the Notes under any circumstances.  Consequently, in the event of a bankruptcy, insolvency or liquidation involving us or Holding, as the case may be, any of such assets will be subject to the claims of our creditors or Holding’s creditors generally and will not be available specifically for the benefit of the holders of the Notes.  In addition, as an investor in the Notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to an Underlying Stock or the stocks that comprise an Underlying Index, Underlying Fund or Target Index or shares of an Underlying Fund.  As an investor in the Notes, you will not have any rights with respect to the commodities or commodity futures contracts that comprise an Underlying Index or Underlying Fund.  If the Notes are linked to ADSs representing non-U.S. equity securities issued through depositary arrangements, you will not have the rights of owners of such ADSs or the ADS Underlying Stock.

Moreover, the indenture governing the Notes does not contain any restriction on our ability or the ability of any of our affiliates to buy, sell, pledge or otherwise convey all or any portion of an Underlying Commodity, an Underlying Stock, the stocks or commodities (or options or futures contracts on the stocks or commodities) that comprise an Underlying Index, Underlying Fund or Target Index, exchange-traded funds that track an Underlying Index, shares of an Underlying Fund or options or futures on an Underlying Commodity, Underlying Stock, Underlying Index, Underlying Fund or Target Index or other instruments that we deemed appropriate.

Limited Antidilution Protection For Notes Linked to an Underlying Stock or Underlying Fund

As calculation agent, RBSSI, which is our affiliate, will adjust the initial price for certain events affecting the shares of an Underlying Stock or Underlying Fund, such as stock splits and other corporate actions. The calculation agent is not required to make an adjustment for every corporate action which affects the shares of an Underlying Stock or Underlying Fund. For example, the calculation agent is not required to make any adjustments if the Underlying Company or anyone else makes a partial tender or partial exchange offer for shares of the Underlying Stock. If an event occurs that does not require the calculation agent to adjust the amount of shares of an Underlying Stock or Underlying Fund payable at maturity, the market price of the Notes may be materially and adversely affected.

No Affiliation with the Underlying Company, the Underlying Fund or Any Issuers of the Stocks Comprising the Underlying Fund, as Applicable

Because neither we nor Holding nor any of our affiliates are affiliated with any Underlying Company, any Underlying Fund or the issuers of the stocks comprising any Underlying Index or Underlying Fund, we have no ability to control or predict the actions of any Underlying Company, any Underlying Fund or the issuers of the stocks comprising any Underlying Index or Underlying Fund, including any actions of the type that would require the calculation agent to adjust the initial price, and have no ability to control the public disclosure of these actions or any other events or circumstances affecting any Underlying Company, any Underlying Fund or the issuers of the stocks comprising any Underlying Index or Underlying Fund. No Underlying Company, Underlying Fund or issuers of stocks comprising any Underlying Index or Underlying Fund are involved in the offer of the Notes in any way, and no Underlying Company, Underlying Fund or issuers of stocks comprising any Underlying Index or Underlying Fund has any obligation to consider your interest as an owner of the Notes in taking any actions that might affect the value of your Notes. None of the money you pay for the Notes will go to any Underlying Company, any Underlying Fund or the issuers of stocks comprising any Underlying Index or Underlying Fund, as applicable.

No Affiliation with the Sponsor of the Underlying Index

Because neither we nor Holding nor any of our affiliates are affiliated with any sponsor of any Underlying Index, we have no ability to control or predict the actions of any sponsor of an Underlying Index, including any actions of the type that would require the calculation agent to calculate the final index value, and have no ability to control the public disclosure of these actions or any other events or circumstances affecting any Underlying Index. No sponsor of an Underlying Index is involved in the offer of the Notes in any way, and no sponsor of any Underlying Index has any obligation to consider your interest as an owner of the Notes in taking any actions that might affect the value of your Notes. None of the money you pay for the Notes will go to any sponsor of any Underlying Index.

We May Engage in Business with or Involving an Underlying Company, an Underlying Fund or One or More of the Issuers of the Stocks that Comprise an Underlying Index or Underlying Fund without Regard to Your Interests

We and/or our affiliates may presently or from time to time engage in business with an Underlying Company, an Underlying Fund or one or more of the issuers of the stocks comprising an Underlying Index or Underlying Fund, without regard to your interests, including extending loans to, or making equity investments in, or providing advisory services to such companies or their affiliates or subsidiaries, including merger and acquisition advisory services. These activities could lead to actions on the part of an Underlying Company, an Underlying Fund or the issuers of the stocks comprising an Underlying Index or Underlying Fund, which might adversely affect the market value of the Notes.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to such companies.  None of us, Holding or any of our affiliates undertakes to disclose any such information to you.  The statements in the two preceding sentences are not intended to affect the rights of holders of the Notes under the securities laws.  In addition, one or more of our affiliates may publish research reports with respect to such companies. These research reports may or may not recommend that investors buy or hold the stock of an Underlying Company or the stocks comprising an Underlying Index or Underlying Fund.  As a prospective purchaser of a Note, you should undertake such independent investigation of the Underlying as in your judgment is appropriate to make an informed decision with respect to an investment in the Notes.

Holdings of the Notes by Our Affiliates and Future Sales

Certain of our affiliates may purchase for investment a portion of the Notes that has not been purchased by investors in a particular offering of Notes, which initially they intend to hold for investment purposes. As a result, upon completion of such an offering, our affiliates may own up to 15% of the aggregate principal amount of the Notes.  Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.  For example, our affiliates may attempt to sell the Notes that they had been holding for investment purposes at the same time that you attempt to sell your Notes, which could depress the price, if any, at which you can sell your Notes.  Moreover, the liquidity of the market for the Notes, if any, could be substantially reduced as a result of our affiliates holding the Notes.  See “— The Notes Will Not be Listed on any Notes Exchange; Secondary Trading May Be Limited.”  In addition, our affiliates could have substantial influence over any matter subject to consent of the security holders.

Risks Related to an Underlying Commodity, an Underlying Commodity Index or an Underlying Commodity Fund Generally

The Commodities or Commodity Futures Contracts Relating to an Underlying Commodity or Comprising an Underlying Commodity Index or an Underlying Commodity Fund Are Subject to Legal and Regulatory Regimes that May Change in Ways that Could Adversely Affect the Value of the Underlying Commodity, Underlying Commodity Index or Underlying Commodity Fund and the Notes

The markets for commodities, commodity futures contracts and options on commodity futures contracts, including those relating to an Underlying Commodity or on which the Underlying Commodity Index or Underlying Commodity Fund is based, are subject to extensive statutes, regulations, and margin requirements.  The Commodity Futures Trading Commission, or the CFTC, and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading.  Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five-minute trading period.  These limits could adversely affect the market prices of relevant futures contracts and forward contracts.  The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action.  In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general.  The effects of any future regulatory change on the market value of the Notes is impossible to predict, but could be substantial and adverse to the interests of Note holders.

Any legal or regulatory change affecting the commodity markets could adversely affect the value of an Underlying Commodity, an Underlying Commodity Index or an Underlying Commodity Fund and the Notes.  It could also interfere with our or our affiliates’ ability to hedge our obligations under the Notes, which could lead to a postponement of the determination date and the maturity date and could adversely affect the market value of the Notes.

For example, the CFTC has recently announced that it is considering imposing position limits on certain commodities (such as energy commodities) and the manner in which current exemptions for bona fide hedging transactions or positions are implemented in order to protect against excessive speculation, which could result in regulatory changes that may affect the value of an Underlying Commodity, an Underlying Commodity Index or an Underlying Commodity Fund and the Notes and our ability to hedge our obligations under the Notes.

Suspension or Disruptions of Market Trading in the Commodity and Related Futures Markets May Adversely Affect the Value of Your Notes

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the price of an Underlying Commodity or level of an Underlying Commodity Index, as applicable, and, therefore, the value of your Notes.

Lack of Regulation by the CFTC

The Notes are debt securities that are our direct obligations.  The net proceeds to be received by us from the sale of the Notes that are linked to an Underlying Commodity, Underlying Commodity Index or Underlying Commodity Fund will not be used to purchase or sell futures contracts that comprise the Underlying Commodity Index for the benefit of holders of the Notes.  An investment in the Notes does not constitute either an investment in futures contracts or in a collective investment vehicle that trades in futures contracts.  The Notes do not constitute a direct or indirect investment by you in the trading of the underlying futures contracts that constitute the Underlying Commodity Index.  Unlike an investment in the Notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated as a “commodity pool operator” (a “CPO”) by the CFTC, an independent federal regulatory agency.  Because the Notes are not interests in a commodity pool, the Notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade on futures exchanges, which generally may only be transacted through a person registered with the CFTC as a “futures commission merchant” (an “FCM”).  We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on regulated futures exchanges through registered a FCM.

Risks Related to an Underlying Commodity

Prices for the Physical Commodities May Change Unpredictably and Affect the Market Value of the Notes in Unanticipated Ways

A decline in the price of the Underlying Commodity may have a material adverse effect on the market value of the Notes and your return on an investment in the Notes.  The prices of commodities are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies.  Many commodities are also highly cyclical.  These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities to move in inconsistent directions at inconsistent rates. This, in turn, may affect the market value of the Notes. It is not possible to predict the aggregate effect of all or any combination of these factors.

For Notes Linked to an Underlying Commodity Traded on the London Metal Exchange, an Investment in the Notes May Be Subject to Risks Associated with the London Metal Exchange

The Notes may be linked to a commodity (e.g., aluminum, copper, lead, nickel and zinc) that is traded on the London Metal Exchange (the “LME”).  Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

In addition, the LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets.  For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts.  In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.  In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery up to 63, 27 and 15 months forward (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months.  As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates.  If such aberrations occur on any determination date, the official U.S. dollar cash buyer settlement prices per metric ton of the Underlying Commodity and, consequently, the underlying return, could be adversely affected.

For Notes Linked to an Underlying Commodity Traded on the London Bullion Market Association, an Investment in the Notes May Be Subject to Risks Associated with the London Bullion Market Association

The Notes may be linked a commodity (e.g., gold and silver) that is traded on the London Bullion Market Association (the “LBMA”).  Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

The final prices of gold and silver will be determined by reference to fixing prices reported by the LBMA.  The LBMA is a self-regulatory association of bullion market participants.  Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity.  If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of gold and silver may be adversely affected.  The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading.  For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts.  In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

For Notes Linked to an Underlying Commodity Traded on ICE Futures, an Investment in the Notes May Be Subject to Risks Associated with ICE Futures

The Notes may be linked to a commodity (e.g., brent crude and coffee) that is traded on ICE Futures.  Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

For Notes Linked to an Underlying Commodity Traded on the London Platinum and Palladium Market Association, an Investment in the Notes May Be Subject to Risks Associated with the London Platinum and Palladium Market Association

The Notes may be linked to a commodity (e.g., platinum) that is traded on the London Platinum and Palladium Market Association (the “LPPM”). Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

The final price of platinum will be determined by reference to fixing prices reported by the LPPM.  The LPPM is a self-regulatory association of platinum and palladium market participants that is not a regulated entity.  If the LPPM should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LPPM price fixings as a global benchmark for the value of platinum may be adversely affected.  The LPPM is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LPPM trading.  For example, there are no daily price limits on the LPPM which would otherwise restrict fluctuations in the prices of LPPM contracts.  In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

The Prices of Underlying Commodities Are Volatile and Are Affected by Numerous Factors, Certain of Which Are Specific to the Market for Each Underlying Commodity

A decrease in the price of the Underlying Commodity may have a material adverse effect on the market value of the Notes and your return on your investment in the Notes.  The Underlying Commodity is subject to the effect of numerous factors, certain of which are specific to the market for each commodity to which your Notes may be linked.  The following describes some of the factors affecting certain commodities.

Aluminum

The price of aluminum is primarily affected by the global demand for and supply of aluminum, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for aluminum is significantly influenced by the level of global industrial economic activity.  Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors.  An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  There are substitutes for aluminum in various applications.  Their availability and price will also affect demand for aluminum.  The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power.  The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters.  Other factors influencing supply include transportation problems, labor strikes and shortages of power and raw materials.  It is not possible to predict the aggregate effect of all or any combination of these factors.

Brent Crude

The price of IPE brent blend crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities.  Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries  (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon the commencement or a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.  Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes).  It is not possible to predict the aggregate effect of all or any combination of these factors.

Coffee

The price of coffee is primarily affected by the global demand for and supply of coffee, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for coffee is significantly influenced by human consumption, retail prices, social trends, lifestyle changes and market power all of which are subject to fluctuation. The supply of coffee is dependent on many factors including weather patterns such as floods, drought and freezing conditions, government regulation, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of coffee.  Additionally, since most coffee is grown in Latin America, Southeast Asia and Africa, coffee crops may be subject to supply disruption as a result of political instability, natural disasters, pestilence, wars or civil upheavals in such regions.  Changes in supply and demand may have an adverse effect on the price of coffee. In addition, technological advances and scientific developments could lead to increases in worldwide production of coffee and corresponding decreases in the price of coffee.

Copper

The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for copper is significantly influenced by the level of global industrial economic activity.  Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors.  In recent years, demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and industrial development.  An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  There are substitutes for copper in various applications.  Their availability and price will also affect demand for copper.  Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries.  The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters.  In previous years, copper supply has been affected by strikes, financial problems and terrorist activity.  It is not possible to predict the aggregate effect of all or any combination of these factors.

Corn

The price of corn is primarily affected by the global demand for, and supply of, corn.  The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production ethanol.  The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed.  Negative developments in those industries may lessen the demand for corn.  For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease.  The supply of corn is dependent on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn.  The United States is the world’s largest supplier of corn, followed by China and Brazil.  The supply of corn is particularly sensitive to weather patterns in the United States and China.  In addition, technological advances could lead to increases in worldwide production of corn and corresponding decreases in the price of corn.

Crude Oil

The price of WTI light sweet crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities.  Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil.  Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel.  Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels.  Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions.  Demand is also influenced by government regulations, such as environmental or consumption policies.  In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil-producing regions of the world.  Such events tend to affect oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors.  These include production decisions by OPEC and other crude oil producers.  Crude oil prices are determined with significant influence by OPEC.  OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply.  In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon the commencement or a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.  Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes).  It is not possible to predict the aggregate effect of all or any combination of these factors.

Gold

The price of gold is primarily affected by the global demand for and supply of gold.  The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events.  Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold.  Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.  It is not possible to predict the aggregate effect of all or any combination of these factors.

Heating Oil

The level of global industrial activity influences the demand for heating oil.  In addition, the seasonal temperatures in countries throughout the world can heavily influence the demand for heating oil.  Heating oil is generally used to fuel heat furnaces for buildings.  Heat oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

Lead

The price of lead is primarily affected by the global demand for and supply of lead, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for lead is significantly influenced by the level of global industrial economic activity.  The storage battery industrial sector is particularly important to demand for lead given that the use of lead in the manufacture of batteries accounts for a significant percentage of world-wide lead demand.  Growth in the production of batteries will drive lead demand.  The power generation industrial sector is also important to demand for lead given that the use of lead in the manufacture of power generation units accounts for a significant percentage of world-wide lead demand.  Additional applications of lead include gasoline additives, pigments, chemicals and crystal glass.  Use in the manufacture of these products will also influence demand for lead.  An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of lead is widely spread around the world.  The supply of lead is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters.  A critical factor influencing supply is the environmental and regulatory regimes of the countries in which lead is mined and processed.  It is not possible to predict the aggregate effect of all or any combination of these factors.

Natural Gas

Natural gas is used primarily for residential and commercial heating and in the production of electricity.  The level of global industrial activity influences the demand for natural gas.  Natural gas has also become an increasingly popular source of energy in the United States, both for consumers and industry, in part because it burns more cleanly and has minimal impact on the environment.  Many utilities, for example, have shifted away from coal or oil to natural gas to produce electricity.  The demand for natural gas has also traditionally been cyclical, with higher demand during the months of winter and lower demand during the warmer summer months.  In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas.  The world's supply of natural gas is concentrated in the Middle East, Europe, the former Soviet Union and Africa. In general, the supply of natural gas is based on competitive market forces: inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market.  Supplying natural gas in order to meet this demand, however, is dependent on a number of factors.  These factors may be broken down into two segments: those factors that affect the short term supply and general barriers to increasing supply. In turn, factors that affect the short term supply are as follows: the availability of skilled workers and equipment, permitting and well development and weather and delivery disruptions (e.g., hurricanes, labor strikes and wars).  Similarly, the other more general barriers to the increase in supply of natural gas are: access to land, the expansion of pipelines and the financial environment.  These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.

Nickel

The price of nickel is primarily affected by the global demand for and supply of nickel, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for nickel is significantly influenced by the level of global industrial economic activity.  The stainless steel industrial sector is particularly important to demand for nickel given that the use of nickel in the manufacture of stainless steel accounts for a significant percentage of world-wide nickel demand.  Growth in the production of stainless steel will therefore drive nickel demand.  An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  There are substitutes for nickel in various applications.  Their availability and price will also affect demand for nickel.  Nickel supply is dominated by Canada and the Commonwealth of Independent States (the “CIS”).  Exports from the CIS have increased in recent years.  The supply of nickel is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters.  It is not possible to predict the aggregate effect of all or any combination of these factors.

Platinum

The price of platinum is primarily affected by the global demand for and supply of platinum. However, since the platinum supply is very limited, any disruptions in platinum supply tend to have an exaggerated effect on the price of platinum. Key factors that may influence prices are the policies in or political stability of the most important producing countries, in particular, Russia and South Africa (which together account for over 90% of production), the size and availability of the Russian platinum stockpiles, as well as the economic situation of the main consuming countries. Platinum is used in a variety of industries and the automotive industry. Demand for platinum from the automotive industry which uses platinum as a catalytic converter, accounts for approximately 80% of the industrial use of platinum. Platinum is also used in the chemical industry, the electronics industry and the dental industry. The primary non-industrial use of platinum is jewelry, which accounts for approximately 40% of the overall demand for platinum.

RBOB Gasoline

The level of global industrial activity influences the demand for non-oxygenated gasoline. In addition, the demand has seasonal variations, which occur during "driving seasons" usually considered the summer months in North America and Europe. Non-oxygenated gasoline is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of non-oxygenated gasoline.

Silver

The price of silver is primarily affected by global demand for and supply of silver.  Silver prices can fluctuate widely and may be affected by numerous factors.  These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru.  The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities.  The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals.  In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities.  From time-to-time, above-ground inventories of silver may also influence the market.  The major end uses for silver include industrial applications, photography and jewelry and silverware.  It is not possible to predict the aggregate effect of all or any combination of these factors.

Soybeans

The price of soybeans is primarily affected by the global demand for and supply of soybeans, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for soybeans is in part linked to the development of agricultural, industrial and energy uses for soybeans.  This includes the use of soybeans for the production of animal feed, vegetable oil, edible soybean oil and biodiesel, all of which may have a major impact on worldwide demand for soybeans. In addition, prices for soybeans are affected by governmental programs and policies regarding agriculture, including soybeans, specifically, and trade, fiscal and monetary issues, more generally.  Extrinsic factors also affect soybean prices such as crop yields, natural disasters, pestilence, wars and political and civil upheavals. In addition, substitution of other commodities for soybeans could also impact the price of soybeans. The supply of soybeans is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of soybeans.  In addition, technological advances and scientific developments could lead to increases in worldwide production of soybeans and corresponding decreases in the price of soybeans.  The United States, Argentina and Brazil are the three largest suppliers of soybean crops.

Wheat

The price of wheat is primarily affected by the global demand for and supply of wheat, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for wheat is in part linked to the development of agricultural, industrial and energy uses for wheat including the use of wheat for the production of animal feed and bioethanol which may have a major impact on worldwide demand for wheat.  In addition, prices for wheat are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, and energy and fiscal and monetary issues, more generally.  Human consumption and alternative uses for wheat and other grains in manufacturing and other industries.  Wheat prices may also be influenced by or dependant on subsidies, tariffs, retail prices, social trends, lifestyle changes and market power.  Wheat prices are also affected by extrinsic factors such as natural disasters, pestilence, wars and political and civil upheavals.  Substitution of other commodities for wheat could also impact the price of wheat.  The supply of wheat is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of wheat.  In addition, technological advances and scientific developments could lead to increases in worldwide production of wheat and corresponding decreases in the price of wheat.  China, India and the United States are the three largest suppliers of wheat crops.

Zinc

The price of zinc is primarily affected by the global demand for and supply of zinc, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for zinc is significantly influenced by the level of global industrial economic activity.  The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand.  The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors.  Growth in the production of galvanized steel will drive zinc demand.  An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America.  The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters.  Low prices for zinc in the early 1990s tended to discourage such investments.  It is not possible to predict the aggregate effect of all or any combination of these factors.

The Relevant Exchange Has No Obligation to Consider Your Interests

The relevant exchange for an Underlying Commodity is responsible for calculating the official settlement price or fixing level, as applicable, for the Underlying Commodity.  The relevant exchange may alter, discontinue or suspend calculation or dissemination of the official settlement price or fixing level, as applicable, for the Underlying Commodity.  Any of these actions could adversely affect the market value of the Notes.  The relevant exchange has no obligation to consider your interests in calculating or revising the official settlement price or fixing level, as applicable, for the Underlying Commodity.

Risks Related to an Underlying Stock

For Notes linked to the Performance of ADSs, Fluctuations in Exchange Rates Will Affect Your Investment

There are significant risks related to an investment in a Note that is linked to ADSs, which is quoted and traded in U.S. dollars, representing an ADS Underlying Stock that is quoted and traded in a foreign currency.  The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the ADS Underlying Stock.  In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the ADS Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADSs, which may consequently affect the market value of the Notes.

For Notes linked to the Performance of ADSs, We Have No Control over Exchange Rates

Foreign exchange rates can either float or be fixed by sovereign governments.  Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other.  However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies.  Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency.  These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.  As a consequence, these government actions could adversely affect an investment in a Note that is linked to ADSs, which is quoted and traded in U.S. dollars, representing an ADS Underlying Stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the Notes in the event that floating exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.  You will bear those risks.

For Notes linked to the Performance of ADSs, an Investment in the Notes Is Subject to Risks Associated with Non-U.S. Securities Markets

An investment in the Notes linked to the value of ADSs representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of market volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries.  Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.  Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency.  Such countries may be subjected to different and, in some cases, more adverse economic environments.

Some or all of these factors may influence the price of the ADSs.  The impact of any of these factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.  You cannot predict the future performance of the ADSs based on their historical performance.  The value of the ADSs may decrease such that you may not receive any return of your investment.  You will bear the risk that the price of the ADSs may decrease so that at maturity, you will receive no return on your investment and, for Partially Principal Protected Notes, you may lose some of your investment.

There Are Important Differences Between the Rights of Holders of ADSs and the Rights of Holders of the Common Stock of the Foreign Company Underlying the ADSs

If your Note is linked to the performance of an ADS, you should be aware that your Note is linked to the price of the ADSs and not the ADS Underlying Stock, and there exist important differences between the rights of holders of ADSs and the ADS Underlying Stock.  Each ADS is a security evidenced by American Depositary Receipts that represent a specified number of shares of common stock of a foreign issuer.  Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer.  For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs.  Any such differences between the rights of holders of the ADSs and holders of the ADS Underlying Stock may be significant and may materially and adversely affect the market value of the Notes.

In Some Circumstances, the Payment You Receive on the Notes May Be Based on the Common Stock (or ADSs, as applicable) of Another Company and not the Underlying Stock

Following certain corporate events, such as a merger or acquistion, relating to the Underlying Stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the Underlying Company or any cash or any other assets distributed to holders of the Underlying Stock in such corporate event.  The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the market value of the Notes.  We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this Product Supplement called “Description of Notes — Adjustment Events.”

Risks Related to an Underlying Index or Underlying Fund Generally

Investment in the Notes is Not the Same as a Direct Investment in an Underlying Index or Underlying Fund, in the Stocks or Commodities or Commodity Futures Contracts that Comprise an Underlying Index or Underlying Fund

An investment in the Notes is not the same as a direct investment in an Underlying Index or Underlying Fund, in the stocks or commodities or commodity futures contracts that comprise an Underlying Index or Underlying Fund.  Investing in the Notes is not equivalent to investing directly in an Underlying Index because an Underlying Index is a theoretical calculation, not an actual portfolio, so it is not possible to make a direct investment in an Underlying Index.  In addition, the return on your Notes could be less than if you had invested directly in the stocks (or any other securities) or commodities or commodity futures contracts comprising an Underlying Index or Underlying Fund because (1) you will only participate in the change in the price or value of the Underlying Index or Underlying Fund over the term of the Notes, (2) for Underlying Indices or Underlying Funds comprised of stocks, the return on the Notes does not account for the return associated with the reinvestment of dividends that you would have received if you had invested directly in the stocks (or any other securities) comprising the Underlying Index or Underlying Fund and (3) there are management fees charged by the Underlying Fund.  You will not receive any payment of dividends on any of the stocks (or any other securities) comprising the Underlying Index or Underlying Fund.

You Will Not Receive Interest Payments on the Notes or Have Rights in the Stocks or Commodities or Commodity Futures Contracts that Comprise an Underlying Index or Underlying Fund

You will not receive any interest payments on the Notes. As an owner of the Notes, you will not have rights that holders of the stocks or commodities or commodity futures contracts that comprise an Underlying Index or Underlying Fund have.

The Sponsor of an Underlying Index May Adjust such Underlying Index in a Way That Affects Its Level, and Such Sponsor Has No Obligation to Consider Your Interests

The sponsor of an Underlying Index is responsible for calculating and maintaining the Underlying Index.  The sponsor of an Underlying Index can add, delete or substitute the equity securities or commodities or commodity futures contracts underlying an Underlying Index.  You should realize that the changing of equity securities or commodities or commodity futures contracts included in an Underlying Index may affect the Underlying Index, as a newly added equity security or commodities or commodity futures contract may perform significantly better or worse than the equity security or securities or commodity or commodities or commodity futures contract or contracts it replaces.  The sponsor of an Underlying Index may make other methodological changes that could change the level of an Underlying Index.  Additionally, a sponsor may alter, discontinue or suspend calculation or dissemination of an Underlying Index.  Any of these actions could adversely affect the market value of the Notes.  The sponsor of an Underlying Index has no obligation to consider your interests in calculating or revising such Underlying Index.

The Policies of the Investment Advisor for an Underlying Fund, and the Sponsor of an Underlying Index or Target Index, Could Affect the Market value of the Notes

The policies of the investment advisor concerning the calculation of an Underlying Fund’s net asset value, additions, deletions or substitutions of stocks or commodities or commodity futures contracts held by the Underlying Fund and the manner in which changes affecting the stocks or commodities or commodity futures contracts held by the Underlying Fund are reflected in the net asset value of the Underlying Fund could affect the market price of the shares of the Underlying Fund and, therefore, affect the market value of the Notes.  The market value of the Notes could also be affected if the investment advisor changes these policies, for example, by changing the manner in which it calculates the Underlying Fund’s net asset value, or if the investment advisor discontinues or suspends calculation or publication of the Underlying Fund’s net asset value, in which case it may become difficult to determine the market value of the Notes.

In addition, the sponsor of an Underlying Index or Target Index is responsible for the design and maintenance of such index.  Periodically, the sponsor of an Underlying Index or Target Index may (i) determine that total shares outstanding have changed in one or more component securities of the Underlying Equity Index or equity Target Index due to secondary offerings, repurchases, conversions or other corporate actions, (ii) determine that the available float shares of one or more of the component securities of the Underlying Equity Index or equity Target Index may have changed due to corporate actions, purchases or sales of securities by holders or other events, (iii) replace one or more component securities or commodities or commodity futures contracts of the Underlying Index or Target Index due to mergers, acquisitions, bankruptcies, or other market conditions, or if the issuers of such component securities or if the commodities or commodity futures contracts of the Underlying Index or Target Index fail to meet the criteria for inclusion in the Underlying Index or Target Index or (iv) change the method of rolling the commodity futures contracts underlying an Underlying Commodity Index or a commodity Target Index.  With respect to a Target Index, the Underlying Fund generally aggregates certain of these adjustments and changes the composition of the Underlying Fund.  Any of these actions could adversely affect the prices of the component securities of the Target Index and/or the Underlying Fund and, consequently, the market value of the Notes.

Your Return May Be Affected by Factors Affecting International Securities or Commodities Markets

The price or value of an Underlying Equity Index or Underlying Fund may be computed by reference to the value of the equity securities of companies listed on various global exchanges.  The value of an Underlying Commodity Index may be computed by reference to the value of commodity futures contracts traded on various global exchanges.  Under these circumstances, the return on the Notes will be affected by factors affecting the prices of securities or commodities in the relevant markets.  The relevant foreign securities or commodities markets may be more volatile than United States or other securities or commodities markets and may be affected by market developments in different ways than United States or other securities markets.  Direct or indirect government intervention to stabilize a particular securities or commodities market and cross-shareholdings in companies in the relevant foreign securities markets may affect prices and the volume of trading in those markets.  Also, there is generally less publicly available information about foreign companies than about United States companies that are subject to the reporting requirements of the Securities and Exchange Commission. Additionally, accounting, auditing and financial reporting standards and requirements in foreign countries differ from those applicable to United States reporting companies.

The prices and performance of securities of companies or commodity futures contracts in foreign countries may be affected by political, economic, financial and social factors in those regions.  In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities or commodities markets.  Moreover, the relevant foreign economies may differ favorably or unfavorably from the United States economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

If the Prices of the Equity Securities Comprising a Foreign Underlying Index or Held By a Foreign Underlying Fund or the Commodity Futures Contracts Comprising a Foreign Underlying Index Are Not Converted Into U.S. Dollars For Purposes of Calculating the Value of the Foreign Underlying Index or the Net Asset Value of the Foreign Underlying Fund, the Amount Payable On the Notes at Maturity Will Not Be Adjusted For Changes In Exchange Rates That Might affect the Foreign Underlying Index or Foreign Underlying Fund

If the prices of the equity securities a foreign Underlying Index or held by a foreign Underlying Fund or the commodity futures contracts comprising a foreign Underlying Index are not converted into U.S. dollars for purposes of calculating the value of that foreign Underlying Index or the net asset value of that foreign Underlying Fund and although the equity securities of that foreign Underlying Index or held by that foreign Underlying Fund or the commodity futures contracts comprising that foreign Underlying Index are traded in currencies other than U.S. dollars, and the Notes, which are linked in whole or in part to that foreign Underlying Index or foreign Underlying Fund, are denominated in U.S. dollars, the amount payable on the Notes at maturity, if any, will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities that foreign Underlying Index or held by that foreign Underlying Fund or the commodity futures contracts comprising that foreign Underlying Index are denominated.  Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the return on the Notes.  The amount we pay in respect of the Notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of Notes — Payment at Maturity.”

If the Prices of the Equity Securities Comprising a Foreign Underlying Index or Held By a Foreign Underlying Fund or the Commodity Futures Contracts Comprising a Foreign Underlying Index Are Converted Into U.S. Dollars For Purposes of Calculating the Value of that Foreign Underlying Index or the Net Asset Value of that Foreign Underlying Fund, the Notes Will Be Subject To Currency Exchange Risk

If the prices of the equity securities a foreign Underlying Index or held by a foreign Underlying Fund or the commodity futures contracts comprising a foreign Underlying Index are converted into U.S. dollars for the purposes of calculating the value of that foreign Underlying Index or the net asset value of that foreign Underlying Fund, the holders of the Notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities that foreign Underlying Index or held by that foreign Underlying Fund or the commodity futures contracts comprising that foreign Underlying Index trade.  An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities that foreign Underlying Index or held by that foreign Underlying Fund or the commodity futures contracts comprising that foreign Underlying Index denominated in each such currency.  If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of that foreign Underlying Index or the net asset value of that foreign Underlying Fund will be adversely affected and the payment at maturity of the Notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments;

•	the extent of governmental surpluses or deficits in the component countries and the United States;

•	government intervention in the currency markets; and

•	government action fixing exchange rates or allowing exchange rates to float.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

If the Prices of the Equity Securities Comprising a Foreign Underlying Index or Held By a Foreign Underlying Fund or the Commodity Futures Contracts Comprising a Foreign Underlying Index Are Converted Into U.S. Dollars For Purposes of Calculating the Value of that Foreign Underlying Index or the Net Asset Value of that Foreign Underlying Fund, Changes In the Volatility of Exchange Rates, and the Correlation Between those Rates and the Value of that Foreign Underlying Index or the Net Asset Value of that Foreign Underlying Fund are Likely to Affect the Market Value of the Notes

The exchange rate between the U.S. dollar and each of the currencies in which the equity securities comprising a foreign Underlying Index or held by a foreign Underlying Fund or the commodity futures contracts comprising a foreign Underlying Index are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies—the particular currency in which an equity security included in that foreign Underlying Index or held by that foreign Underlying Fund or a commodity futures contract included in that foreign Underlying Index are denominated and the U.S. dollar.  This exchange rate reflects the amount of the particular currency in which an equity security included in that foreign Underlying Index or held by that foreign Underlying Fund or a commodity futures contract included in that foreign Underlying Index trade is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency in which that equity security or commodity futures contract is denominated.  The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities that foreign Underlying Index or held by that foreign Underlying Fund or the commodity futures contracts comprising that foreign Underlying Index trade are denominated refers to the size and frequency of changes in that exchange rate.

Because the value of a foreign Underlying Index or the net asset value of a foreign Underlying Fund is calculated, in part, by converting the closing prices of the equity securities comprising that foreign Underlying Index or held by that foreign Underlying Fund or the final settlement prices of the commodity futures contracts comprising that foreign Underlying Index  into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those equity securities or commodity futures contracts are denominated could affect the market value of the Notes.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities comprising a foreign Underlying Index or held by a foreign Underlying Fund or the commodity futures contracts comprising a foreign Underlying Index are denominated and the value of that foreign Underlying Index or the net asset value of that foreign Underlying Fund refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the value of that foreign Underlying Index or the net asset value of that foreign Underlying Fund, as applicable.  The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities comprising that foreign Underlying Index or held by that foreign Underlying Fund or the commodity futures contracts comprising that foreign Underlying Index trade are denominated and the percentage changes in the value of that foreign Underlying Index or the net asset value of that foreign Underlying Fund trade could affect the value of the Notes.

There Are Risks Associated With the Underlying Fund

An Underlying Fund may have limited operating history.  Even if an Underlying Fund is listed for trading and a number of similar products have been traded for varying periods of time on various securities exchanges, you cannot be certain that an active trading market will continue for the shares of the Underlying Fund or that there will be liquidity in the trading market.

An Underlying Fund is also subject to management risk, which is the risk that the investment strategy of the Underlying Fund’s investment advisor, the implementation of which is subject to a number of constraints, may not produce the intended results.

Underlying Funds are Not Actively Managed

Unless otherwise specified in the relevant Pricing Supplement or Underlying Supplement, Underlying Funds are not actively managed by traditional methods, and therefore the adverse financial condition of one or more issuers of stocks which comprise an associated Target Index or adverse conditions affecting a commodity sector will not result in the elimination of such stock or stocks or the relevant commodity or commodities or commodity futures contract or contracts from an Underlying Fund unless such stock or stocks or commodity or commodities or commodity futures contract or contracts are removed from the Target Index.  For Notes linked to an Underlying Fund or to an Underlying Basket that includes an Underlying Fund, this may adversely affect the value of the Notes and the return, if any, on the Notes.

An Underlying Fund May Not Always be Able Exactly to Replicate the Performance of the Target Index

It is possible that, for a short period, an Underlying Fund may not fully replicate the performance of the Target Index due to the temporary unavailability of certain index securities or commodities or commodity futures contracts in the secondary market or due to other extraordinary circumstances. In addition, an Underlying Fund is not able to replicate exactly the performance of the Target Index because the Target Index is a theoretical calculation while the Underlying Fund is an actual portfolio of stocks or commodities or commodity futures contracts.  Accordingly, the total return generated by an Underlying Fund is reduced by its expenses and transaction costs incurred in adjusting the actual balance of shares or commodities or contracts held by the Underlying Fund.  For Notes linked to an Underlying Fund or to an Underlying Basket that includes an Underlying Fund, this may adversely affect the value of the Notes and the return, if any, on the Notes.

Risks Related to an Underlying Commodity Index or Underlying Commodity Fund

An Underlying Commodity Index or a Target Index Comprised of Commodity Futures Contracts May Be an Excess Return Index and Not a Total Return Index

An Underlying Commodity Index or a commodity Target Index may be an excess return index and not a total return index.  An excess return index reflects the returns that are potentially available through an unleveraged investment in the commodity futures contracts that comprise the index.  By contrast, a total return index, in addition to reflecting such returns, also reflects interest that could be earned on cash collateral.  An excess return index does not include this total return feature.  In addition, the term “excess return” is not intended to suggest that the performance of an excess return index at any time or the return on your Notes will be positive or that such excess return index is designed to exceed a particular benchmark.

The Cash Payment You Receive on the Notes May Be Delayed Upon the Occurrence of a Market Disruption Event

If the calculation agent, which is our affiliate, determines that, on the determination date, a market disruption event has occurred or is continuing, the determination by the calculation agent of the value of the Underlying Commodity Index or Underlying Commodity Fund may be deferred.  As a result, the determination date for your Notes may also be delayed.  If this occurs, you may not receive the cash payment we are obligated to deliver on the maturity date of the Notes until several days after the originally scheduled due date.

An Underlying Commodity Index may be a Rolling Index and Future Prices of the Commodities that are Different Relative to Their Current Prices May Decrease the Amount Payable at Maturity

An Underlying Commodity Index is comprised of commodity futures contracts.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the exchange-traded futures contracts that comprise the Underlying Commodity Index approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in a later month (e.g., November). This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield” which might create a profit for the purchase of the contracts.  While certain commodities’ contracts included in an Underlying Commodity Index may have historically exhibited consistent periods of backwardation, backwardation will likely not exist at all times with respect to any commodity. Certain of the commodities included in an Underlying Commodity Index may have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields,” which might create a loss for the purchase of the contracts and could adversely affect the value of the Underlying Commodity Index. There can be no assurance, however, that backwardation or roll yields will exist in any particular commodity at any time during the term of the Notes.

The Notes Are Not Directly Linked to the Contracts in an Underlying Commodity Index or Underlying Commodity Fund or Any Other Exchange-Traded Futures Contracts

The Notes may be linked in whole or in part to an Underlying Commodity Index or Underlying Commodity Fund, but they are not directly linked to the contracts in an Underlying Commodity Index or Underlying Commodity Fund or any other exchange-traded futures contracts. An Underlying Commodity Index that is an excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts in the Underlying Commodity Index. Accordingly, the return on your Notes will reflect the returns associated with the contracts in the Underlying Commodity Index, including any positive or negative “roll yield,” and therefore will not reflect the return you would realize if the Notes were linked directly to the contracts in the Underlying Commodity Index or if you actually owned such contracts or other exchange-traded futures contracts for a similar period.

An Underlying Commodity Index or Underlying Commodity Fund May Be Comprised of Commodities Produced Worldwide Whose Prices May Change Unpredictably

An Underlying Commodity Index or Underlying Commodity Fund may be comprised of specified commodities produced worldwide.  Global commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates.  In addition, prices for commodities are affected by governmental programs and policies, such as trade, fiscal and monetary issues.  Extrinsic factors such as weather, disease and natural disasters also affect commodity prices.  Demand for agricultural commodities, such as wheat, corn and soy, both for human consumption and as cattle feed, has generally increased with increases in worldwide growth and prosperity.  These factors and others may affect the level of an Underlying Commodity Index or Underlying Commodity Fund and the value of your Notes in varying ways, and different factors may cause the value of different commodities comprising an Underlying Commodity Index and the volatilities of their prices, to move in inconsistent directions and at inconsistent rates.

An Underlying Commodity Index or Underlying Commodity Fund May Include Futures Contracts on Foreign Exchanges That Are Less Regulated Than U.S. Markets and Are Subject to Risks That Do Not Always Apply to U.S. Markets

An Underlying Commodity Index may include futures contracts on physical commodities on exchanges located outside the United States.  The regulations of the Commodity Futures Trading Commission do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges.  Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system.  Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges.  Those risks include varying exchange rates, foreign exchange controls, governmental expropriation, burdensome or confiscatory taxation systems, government imposed moratoriums, and political or diplomatic events.

It may also be more costly and difficult to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in an Underlying Commodity Index or Underlying Commodity Fund.

Commodity Prices May Change Unpredictably, Affecting the Underlying Return and the Value of Your Notes In Unforeseeable Ways

Trading in futures contracts associated with commodities is speculative and can be extremely volatile.  A decrease in the price of any of the commodities upon which the futures contracts that comprise an Underlying Commodity Index or Underlying Commodity Fund are based may have a material adverse effect on the value of the Notes and your return on an investment in the Notes.  Market prices of the commodities that comprise an Underlying Commodity Index or Underlying Commodity Fund may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies; agriculture; trade; disease; and technological developments.  Many commodities are also highly cyclical.  These factors, some of which are specific to the market for each such commodity may cause the value of the different commodities upon which the futures contracts that compose an Underlying Commodity Index or Underlying Commodity Fund are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates.  This, in turn, will affect the value of the Notes.  It is not possible to predict the aggregate effect of all or any combination of these factors.

Some of the Commodities that Comprise an Underlying Commodity Index may be Subject to Pronounced Risks of Pricing Volatility

As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities.  Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month.  Therefore, in the calculation of the some Underlying Commodity Indices these contracts are rolled forward every month.  Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity.  Thus, these commodities, with related futures contracts that expire infrequently, may roll forward less frequently than every month in the calculation of an Underlying Commodity Index and can have further pronounced pricing volatility during extended periods of low liquidity.

Risks Related to an Underlying Currency Pair

The Notes Are Subject to Currency Exchange Risk

Fluctuations in the exchange rate of an Underlying Currency Pair will affect the value of the Notes.  The exchange rate of an Underlying Currency Pair is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the countries of the Underlying Currency Pair, including economic and political developments in other countries. Of particular importance to potential currency exchange risk are existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in the countries of the Underlying Currency Pair. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries, including the countries of the Underlying Currency Pair and other countries important to international trade and finance.

Investment in the Notes is Not the Same as a Direct Investment in Any Currency

An investment in the Notes is not the same as a direct investment any currency.  This is due both to the method of calculating your payment at maturity and to the fact that the spot rate reflected in the Underlying Currency Pair is based on a single point in time and therefore does not necessarily reflect rates at which an actual transaction has occurred. Consequently, the return on the Notes could be less than a direct investment in the Reference Currency relative to the Base Currency.

The Liquidity, Trading Value and Amounts Payable under the Notes Could Be Affected by the Actions of the Governments of the Originating Nations of the Currencies in the Underlying Currency Pairs

Foreign exchange rates can either be fixed by sovereign governments or floating.  Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies.  However, governments do not always allow their currencies to float freely in response to economic forces.  Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies.  They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the Notes is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders.  Unless such an event constitutes a market disruption event, there will be no adjustment or change in the terms of the Notes in the event that floating exchange rates should become fixed, in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, in the event of the issuance of a replacement currency, or in the event of other developments affecting the Currencies in the Underlying Currency Pairs.

The Current Global Financial Crisis Can Be Expected to Heighten Currency Exchange Risks

In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments the currencies of which are major world currencies, have recently made, and may be expected to continue to make, significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the exchange rates of the Underlying Currency Pairs.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the Notes and the return on your investment in the Notes at maturity.

Even Though the Currencies Comprising an Underlying Currency Pair are Traded Around-the-Clock, the Notes Will Not Be So Traded

The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for the Notes, if any trading market develops, will not conform to the hours during which the currencies comprising an Underlying Currency Pair are traded. To the extent that U.S. markets are closed while markets for other currencies remain open, significant price and rate movements may take place in the foreign exchange markets that will not be reflected immediately in the price of the Notes. The possibility of these movements should be taken into account in relating the value of the Notes to those in the U.S. foreign exchange markets.

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the Underlying Currency Pair used to calculate the amount paid to you at maturity. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the foreign exchange markets.

The Absence of Last-Sale and Other Information about the Currencies in the Underlying Currency Pairs May Affect the Market Value of the Notes

There is no systematic reporting of last-sale information for foreign currencies.  Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate the underlying return and therefore the supplement redemption amount, if any. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, certain relevant information relating to the originating countries of the Currencies in the Underlying Currency Pairs may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments.  Prospective purchasers of the Notes should be aware of the possible lack of availability of important information that can affect the value of the Currencies in the Underlying Currency Pairs and must be prepared to make special efforts to obtain that information on a timely basis.

Changes in Interest Rates May Affect the Market Value of the Notes

Changes in interest rates may affect the market value of the Notes.  In general, where the exchange rate for each Underlying Currency Pair used to determine the underlying return is expressed as the number of units of the applicable Base Currency per one unit of the applicable Reference Currency, and the Notes are bullish on the Reference Currency relative to the Base Currency (i.e., you expect the Reference Currency to appreciate in value relative to the Base Currency), then, if interest rates of the country issuing the applicable Base Currency increase, the market value of the Notes may decrease.  This is because the higher interest rates may result in capital inflows to the country issuing such Base Currency, which strengthens the Base Currency.  A stronger Base Currency buys more units of the Reference Currency which means that the value of the reference currency declines relative to the Base Currency.  Since the Notes are bullish on the Reference Currency relative to the Base Currency, a decline in the value of the Reference Currency would likely cause the value of the Notes to decline.  Conversely, if the interest rates of the country issuing the applicable Base Currency decrease, the market value of the Notes may increase.

Similarly, where the exchange rate for each Underlying Currency Pair used to determine the underlying return is expressed as the number of units of the applicable Reference Currency per one unit of the applicable Base Currency, and the Notes are bearish on the Reference Currency relative to the Base Currency (i.e., you expect the Reference Currency to depreciate in value relative to the Base Currency), if interest rates of the country issuing the applicable Reference Currency increase, the market value of the Notes may decrease and, conversely, if the interest rates of the country issuing the applicable Reference Currency decrease, the market value of the Notes may increase.

Of course, there can be no guarantee that events will follow the above scenarios.

Interest rates may affect the economies of the countries issuing the Currencies in the Underlying Currency Pairs, and, in turn, the exchange rates for the Underlying Currency Pairs.  Prior to maturity, the impact of interest rates of the countries issuing the Currencies in the Underlying Currency Pairs may either offset or magnify each other.  For example, one country may raise interest rates while the other lowers interest rates or both countries may simultaneously raise or lower interest rates.

Suspension or Disruptions of Market Trading in Currencies Comprising the Underlying Currency Pair May Adversely Affect the Value of the Notes

The currencies markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators. These circumstances could adversely affect the Underlying Currency Pair and, therefore, the value of the Notes.

Risks Related to an Underlying Basket

The Basket Components May Not be Equally Weighted

The Basket Components may have a different weight in determining the return of the Underlying Basket, depending on the component weight specified in the relevant Pricing Supplement.  For example, the relevant Pricing Supplement may specify that the component weight for Component A, Component B and Component C are 50%, 30% and 20%, respectively.  One consequence of such an unequal weighting of the Basket Components is that the same percentage change in the component return of two of the Basket Components may have different effects on the underlying return.  For example, if the component weight for the Component A is greater than the component weight for Component B, a 5% decrease in Component A will have a greater effect on the underlying return than a 5% decrease in Component B.

Changes in the Price, Value or Exchange Rate of the Basket Components May Offset Each Other

Price movements in the Basket Components may not correlate with each other.  At a time when the price, value or exchange rate of one or more of the Basket Components increases, the price, value or exchange rate of the other Basket Components may not increase as much or may even decline.  Therefore, in calculating the underlying return, increases in the price, value or exchange rate of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the price, value or exchange rate of the other Basket Component or Components, particularly if the Basket Component or Components that appreciate are of relatively low weight in the Basket.  You assume the risk that the underlying return may not be positive, which means that, for Principal Protected Notes, you would not receive any return on the Notes and, for Partially Principal Protected Notes, you may lose some of your investment in the Notes if the underlying return is negative.

You may not be able to rely on the Basket as a means of diversification in the equity, commodity or currency markets.  For example, if one Basket Component is more heavily weighted than other Basket Components or if Basket Components representing one industry are more heavily weighted than other Basket Components, the Basket may be particularly sensitive to the performance of such Basket Component or such industry.  In this situation, your return may be adversely affected by a decline in one or more Basket Components and, for Partially Principal Protected Notes, you may lose some of your investment in the Notes.

If the Basket Components Are from the Same Industry or Sector, Prices May Correlate with Each Other

If all of the Basket Components are from the same industry or sector, it is often, but not always, the case that prices of stocks in the same industry or sector may move up or down in a similar pattern due to macroeconomic factors affecting that industry or sector. This phenomenon is referred to as “correlation.” For example, a Basket of ten Underlying Stocks in the same industry or sector is likely to result in correlation between the ten Underlying Stocks, and it is possible that correlation will be detrimental to you since the prices of all ten Underlying Stocks may decline at the same time. This is impossible to predict.

The Weight of Each Basket Component May Be Determined on a Date Other Than the Pricing Date

If so specified in the relevant Pricing Supplement, the weight of each Basket Component in the Basket may be determined on a date or dates other than the pricing date.  For example, the relevant Pricing Supplement may specify that the weights of the Basket Components in the Basket will be determined based on the relative magnitude of the Component Return of each Basket Component on the determination date.  As a result, if the relevant Pricing Supplement so specifies, you will not know the weight assigned to each Basket Component until a date later than the pricing date, and you may not know the weight assigned to each Basket Component in the Basket prior to the determination date.

PUBLIC INFORMATION REGARDING AN UNDERLYING STOCK OR UNDERLYING FUND

In the relevant Pricing Supplement, we will provide summary information regarding an Underlying Company or Underlying Fund, as applicable, based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

The shares of an Underlying Company or Underlying Fund are registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.”  Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the Securities and Exchange Commission, which we refer as the “Commission.”  In addition, registered investment companies that manage exchange-traded funds are required to provide or file periodically certain financial and other information specified by the Commission pursuant to the Exchange Act and the Investment Company Act of 1940, as amended.  Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.  Copies of this material can also be obtained from the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information about the Public Reference Room. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission’s website is http://www.sec.gov. Information provided to or filed with the Commission by an Underlying Company or Underlying Fund, as applicable, pursuant to the Exchange Act can be located by reference to the relevant Commission file number for such Underlying Company or Underlying Fund, as applicable.

In addition, information regarding an Underlying Company or Underlying Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such reports.

This Product Supplement and the relevant Pricing Supplement relate only to the Notes offered by us and does not relate to the Underlying Stock or other securities of an Underlying Company or Underlying Fund.  We will derive all disclosures contained in the relevant Pricing Supplement regarding an Underlying Company or Underlying Fund from the publicly available documents described above. Neither we nor Holding nor the agents have participated in the preparation of such documents or made any due diligence inquiry with respect to an Underlying Company or Underlying Fund in connection with the offering of the Notes. Neither we nor Holding nor the agents make any representation that such publicly available documents or any other publicly available information regarding an Underlying Company or Underlying Fund are accurate or complete. Furthermore, neither we nor Holding can give any assurance that all events occurring prior to the date of the relevant Pricing Supplement (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of an Underlying Stock or Underlying Fund (and therefore the initial price) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning an Underlying Company or Underlying Fund could affect the payment, if any, you will receive on the maturity date with respect to the Notes and therefore the trading prices of the Notes.  Neither we nor Holding nor any of our affiliates have any obligation to disclose any information about an Underlying Company or Underlying Fund after the date of the relevant Pricing Supplement.

Neither we nor Holding nor any of our affiliates makes any representation to you as to the performance of any Underlying Stock or Underlying Fund.

We and/or our affiliates may presently or from time to time engage in business with an Underlying Company, an Underlying Fund or the issuers of the stocks comprising an Underlying Fund, as applicable, including extending loans to, or making equity investments in, or providing advisory services to such companies, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to such companies and, in addition, one or more of our affiliates may publish research reports with respect to such companies. Neither we nor any of our affiliates undertakes to disclose any non-public information with respect to such companies to you.  The statements in the two preceding sentences are not intended to affect the rights of holders of the Notes under the securities laws.  As a prospective purchaser of a Note, you should undertake such independent investigation of an Underlying Company or Underlying Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the Notes.

DESCRIPTION OF NOTES

Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. The term “Note” refers to each Principal Protected Note linked to an Underlying and to each Partially Principal Protected Note linked to an Underlying, which are fully and unconditionally guaranteed by Holding.

Underlying
As specified in the relevant Pricing Supplement.  The Underlying will be (i) a commodity, which we refer to as an “Underlying Commodity”; (ii) the common stock of a company, which we refer to as an “Underlying Stock”; (iii) an index of equity securities or commodities or commodity futures contracts, which we refer to as an “Underlying Index”; (iv) an exchange-traded fund that tracks the performance of an underlying commodity, index, basket of securities or commodities or commodity futures contracts, primarily by holding securities, commodities or commodity futures contracts or other instruments related to such underlying commodity, index or basket, which we refer to as an “Underlying Fund”; (v) a reference currency, which we refer to as a “Reference Currency” relative to another currency, which we refer to as a “Base Currency” and which, together with its Reference Currency, we refer to as an “Underlying Currency Pair”; or (vi) a basket comprised of Underlying Commodities, Underlying Stocks, Underlying Indices, Underlying Funds and/or Underlying Currency Pairs, which we refer to as an “Underlying Basket.”  In this Product Supplement, we refer to any Underlying Commodity, Underlying Stock, Underlying Index, Underlying Fund or Underlying Currency Pair included in an Underlying Basket as a “Basket Component,” and we refer to the Underlying Commodity, Underlying Stock, Underlying Index, Underlying Fund, Underlying Currency Pair or Underlying Basket to which the Notes are linked as the “Underlying.”  As used in this Product Supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares, or ADSs.  We refer to the common stock represented by ADSs as the “ADS Underlying Stock.  If the Underlying Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADSs.  We refer to the issuer of an Underlying Stock as the “Underlying Company.”  We refer to an Underlying Index comprised of stocks as an “Underlying Equity Index” and to an Underlying Index comprised of commodities or commodity futures contracts as an “Underlying Commodity Index.”  We refer to an Underlying Fund that tracks an equity index or basket of stocks as an “Underlying Equity Fund” and to an Underlying Fund that tracks a commodity, a commodity index or basket of commodities or commodity futures contracts as an “Underlying Commodity Fund.”  We refer to the index that an Underlying Fund tracks as a “Target Index.”

Pricing Date	As specified in the relevant Pricing Supplement.

Issue Price	Unless otherwise specified in the relevant Pricing Supplement, 100%.

Maturity Date
As specified in the relevant Pricing Supplement, subject to postponement as described below and as described under “Description of Notes — Fixed Rate Notes — If a Payment Date Is not a Business Day” in the accompanying Prospectus Supplement.

With respect to Notes linked to an Underlying Commodity Index or a Basket that includes an Underlying Commodity Index, if the Determination Date is postponed as described below under “— Determination Dates” the Maturity Date shall be postponed to the third business day immediately following the Determination Date, as postponed or, for Notes linked to a Basket, the last Determination Date, as postponed for any Basket Component; provided that, if the Notes have a maturity of not more than one year, the Determination Date, as postponed, will not produce a Maturity Date more than one year (counting for this purpose either the issue date or the Maturity Date, but not both) after the issue date.  No interest shall accrue as a result of any such postponement.

Specified Currency	U.S. Dollars

Denominations	Unless otherwise specified in the relevant Pricing Supplement, the Notes may be purchased in minimum denominations of $1,000 and integral multiples thereof.

Form of Notes	The Notes will be represented by a single registered global security, deposited with the Depository Trust Company.

Guarantee
The payment and delivery obligations of The Royal Bank of Scotland N.V. under the Notes, when and as they shall become due and payable, whether at maturity or upon acceleration, are fully and unconditionally guaranteed by RBS Holdings N.V.

Interest Rate	None. The Notes do not pay interest.

Payment at Maturity
Unless otherwise specified in the relevant Pricing Supplement, for Principal Protected Notes, at maturity, you will receive, for each $1,000 principal amount Note, a cash amount calculated as follows:

(1)         if the Underlying Return is positive, $1,000 plus the Supplemental Redemption Amount; and

(2)         if the Underlying Return is 0% or negative, $1,000.

Consequently, for Principal Protected Notes, if the Underlying Return is 0% or negative, you will receive no return on your investment and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.  In addition, if a Maximum Amount is applicable, you will never receive a payment at maturity greater than $1,000 plus the Maximum Amount per $1,000 principal amount of Notes.

Unless otherwise specified in the relevant Pricing Supplement, for Partially Principal Protected Notes, at maturity, you will receive, for each $1,000 principal amount Note, a cash amount calculated as follows:

(1)         if the Underlying Return is positive, $1,000 plus the Supplemental Redemption Amount; and

(2)         if the Underlying Return is 0% or negative, the greater of (i) $1,000 plus (Underlying Return × $1,000) and (ii) $1,000 × Principal Protection Level.

Consequently, for Partially Principal Protected Notes, a decline in the value of the Underlying will always reduce your cash payment at maturity below the principal amount of your Notes and you could lose some of your initial principal investment.  In addition, if a Maximum Amount is applicable, you will never receive a payment at maturity greater than $1,000 plus the Maximum Amount per $1,000 principal amount of Notes.

Any payment on the Notes is subject to the creditworthiness of The Royal Bank of Scotland N.V. and RBS Holdings N.V., as guarantor.

The Calculation Agent, which is our affiliate, will calculate the cash payment due at maturity, if any, on the Determination Date.  The Calculation Agent will provide written notice to the Securities Administrator at its New York Office, on which notice the Securities Administrator may conclusively rely, of such payment amount, on or prior to 11:00 a.m. on the business day preceding the Maturity Date.

The Calculation Agent will round all percentages resulting from any calculation with respect to the Notes to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)).  All dollar amounts resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

Principal Protection Level	For Partially Principal Protected Notes, a percentage as specified in the relevant Pricing Supplement, which will be less than 100%.

Supplemental Redemption Amount
Unless otherwise specified in the relevant Pricing Supplement, the Supplemental Redemption Amount is a cash amount for each $1,000 principal amount Note equal to $1,000 × the Participation Rate × the Underlying Return.  However, if the relevant Pricing Supplement specifies a Maximum Amount, unless otherwise specified in the relevant Pricing Supplement, the Supplemental Redemption Amount is a cash amount for each $1,000 principal amount Note equal to the lesser of (i) $1,000 x the Participation Rate x the Underlying Return and (ii) the Maximum Amount.

Participation Rate	A fixed amount or percentage as specified in the relevant Pricing Supplement.

Maximum Amount	A fixed cash amount as specified in the relevant Pricing Supplement.

Underlying Return
The Underlying Return will be the percentage change in the price, value or exchange rate of the Underlying, calculated as:

final price, value or exchange rate – initial price, value or exchange rate initial price, value or exchange rate

Initial Price, Value or Exchange Rate
   The Initial Price of an Underlying Commodity is the Closing Price of such Underlying Commodity on the Pricing Date.

The Initial Price of an Underlying Stock is the Closing Price of such Underlying Stock on the Pricing Date, divided by the Exchange Factor, subject to adjustment for certain corporate events affecting such Underlying Stock, which we describe in “Description of Notes — Adjustment Events.”

The Initial Value of an Underlying Index is the Closing Value of such Underlying Index on the Pricing Date.

The Initial Price of an Underlying Fund is the Closing Price of a share of such Underlying Fund on the Pricing Date, divided by the Exchange Factor, subject to adjustment for certain corporate events affecting such Underlying Fund, which we describe in “Description of Notes — Adjustment Events.”

The Initial Exchange Rate of an Underlying Currency Pair is the Spot Rate for such Underlying Currency Pair on the Pricing Date.

The Initial Value of an Underlying Basket is 1.00, unless otherwise specified in the relevant Pricing Supplement.

Final Price, Value or Exchange Rate
   The Final Price of an Underlying Commodity is the Closing Price of such Underlying Commodity on the Determination Date.

The Final Price of an Underlying Stock is the Closing Price of such Underlying Stock on the Determination Date.

The Final Value of an Underlying Index is the Closing Value of such Underlying Index on the Determination Date, subject to the terms and provisions which we describe in “Description of Notes — Discontinuance of an Underlying Index; Alteration of Method of Calculation.”

The Final Price of an Underlying Fund is the Closing Price of a share of such Underlying Fund on the Determination Date, subject to the terms and provisions which we describe in “Description of Notes — Discontinuance of an Underlying Fund; Alteration of Method of Calculation.”

The Final Exchange Rate of an Underlying Currency Pair is the Spot Rate for such Underlying Currency Pair on the Determination Date.

The Final Value of an Underlying Basket will be the sum of the weighted returns of the Basket Components, calculated as:

Sum of (Component Return of each Basket Component × Component Weight of such Basket Component)

Component Return	With regard to each Basket Component, the Component Return will be calculated as: final price, value or exchange rate initial price, value or exchange rate

Component Weight
With respect to each Basket Component, the Component Weight is a fixed percentage or fraction determined in the manner specified in the relevant Pricing Supplement, provided that the sum of the Component Weights for all Basket Components will equal 100% or 1, as applicable.  The relevant Pricing Supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the Notes, or (ii) the manner in which the weight of each Basket Component will be determined.  For example, if the relevant Pricing Supplement specifies that a Basket Component is weighted to comprise 18% of the value of the Basket, the Component Weight for that Basket Component is 18%.  Alternatively, the relevant Pricing Supplement may specify that, for a Basket consisting of two Basket Components, the Basket Component with the greater component return will make up 70% of the value of the Basket, and the Basket Component with the lesser component return will make up 30% of the value of the Basket.

Closing Price, Closing Value or Spot Rate
With respect to an Underlying Commodity, the Closing Price of the Underlying Commodity on any Trading Day will equal the official settlement price or fixing level of the Underlying Commodity as (a) made public by the Relevant Exchange (which may be published under a Bloomberg ticker) or (b) displayed on a specific page of Bloomberg, L.P., which we refer to as “Bloomberg,” or Reuters Group PLC, which we refer to as “Reuters,” on such Trading Day.  The relevant Pricing Supplement will specify the method of determining the Closing Price of an Underlying Commodity (including the applicable Bloomberg ticker or Bloomberg or Reuters page).

With respect to an Underlying Stock (or any other security for which a Closing Price must be determined) or Underlying Fund, if the Underlying Stock (or any other security for which a Closing Price must be determined) or Underlying Fund is listed on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), or is included in the OTC Bulletin Board Service, which we refer to as the OTC Bulletin Board (operated by the Financial Industry Regulatory Authority), the Closing Price for one share of the Underlying Stock (or one unit of any such other security) or one share of the Underlying Fund on any Trading Day means (i) the last reported sale price, regular way (or if listed on NASDAQ, the official closing price), in the principal trading session on such day on the principal securities exchange on which the Underlying Stock (or any such other security) or shares of the Underlying Fund are listed or admitted to trading and (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if the Underlying Stock, other such other security or shares of the Underlying Fund are listed or admitted to trading on such securities exchange), the last reported sale price in the principal trading session on the over-the-counter market as reported on the Relevant Exchange or OTC Bulletin Board on such day. If the last reported sale price is not available pursuant to clause (i) or (ii) of the preceding sentence, the Closing Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Stock (or any such other security) or shares of the Underlying Fund obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of RBSSI or any of our other affiliates may be included in the calculation of the mean, but only if any such bid is not the lowest of the bids obtained.  The term “OTC Bulletin Board Service” shall include any successor service thereto.

With respect to an Underlying Index on any Trading Day, the Closing Value means the closing value of such Underlying Index on such Trading Day.

With respect to an Underlying Currency Pair on any Trading Day, the Spot Rate means (a) the spot exchange rate, expressed as the number of units of Base Currency of such Underlying Currency Pair per one unit of the Reference Currency of such Underlying Currency Pair or (b) the spot exchange rate, expressed as the number of units of Reference Currency of such Underlying Currency Pair per one unit of the Base Currency of such Underlying Currency Pair, in each case as reported by Reuters on the relevant page or by Bloomberg on the relevant page or any substitute Reuters or Bloomberg page at 10:00 a.m. New York City time (or such other time as specified in the relevant pricing supplement).  The relevant Pricing Supplement will specify the means in which the Spot Rate will be expressed whether the Reuters or Bloomberg page will be used and the specific Reuters or Bloomberg page to be used to determine the Spot Rate.

Determination Date
As specified in the relevant Pricing Supplement, subject to adjustment as described below.

With respect to an Underlying Commodity, Underlying Stock, an Underlying Equity Index, an Underlying Fund or an Underlying Currency Pair, if the scheduled Determination Date is not a Trading Day, or if a Market Disruption Event has occurred on such Trading Day, the Determination Date for such Underlying Commodity, Underlying Stock, Underlying Equity Index, Underlying Fund or Underlying Currency Pair shall be the immediately succeeding Trading Day; provided that the Determination Date with respect to any Underlying Commodity, Underlying Stock, Underlying Equity Index, Underlying Fund or Underlying Currency Pair shall be no later than the second scheduled Trading Day preceding the Maturity Date, notwithstanding the occurrence of a Market Disruption Event on such second scheduled Trading Day or such second scheduled Trading Day is not a Trading Day.  For information about what constitutes a Market Disruption Event, see below under “— Market Disruption Events.”

If, with respect to an Underlying Commodity, a Market Disruption Event occurs on such second scheduled Trading Day prior to the Maturity Date or such scheduled Trading Day is not a Trading Day, the Calculation Agent will determine the Closing Price by requesting the principal New York office of each of four leading dealers in the relevant market, selected by the Calculation Agent, to provide a quotation of the relevant price.  If at least two of such quotations are provided as requested, the Closing Price shall be the arithmetic mean of such quotations.  If only one such quotation is provided as requested, the Closing Price shall be such price. If no quotations are provided as requested, the Closing Price shall be determined by the Calculation Agent, in its sole and absolute discretion (acting in good faith), taking into account any information that it deems relevant.

If, with respect to an Underlying Equity Index or an Underlying Fund, a Market Disruption Event occurs on such second scheduled Trading Day prior to the Maturity Date or such scheduled Trading Day is not a Trading Day, the Calculation Agent will determine the Closing Price or Closing Value in accordance with the formula for calculating the price of the Underlying Fund or the value of the Underlying Equity Index, as applicable, last in effect prior to the commencement of the Market Disruption Event, using the closing price or settlement price or fixing level (or, if trading in the relevant securities or commodities or commodity futures contracts has been materially suspended or materially limited, its good faith estimate of the closing price or settlement price or fixing level that would have prevailed but for such suspension or limitation) on such Trading Day of each security (or, with respect to an Underlying Commodity Fund, each commodity or commodity futures contract) most recently comprising such Underlying Equity Index or Underlying Fund, as applicable.

If, with respect to an Underlying Currency Pair, a Market Disruption Event occurs on such second scheduled Trading Day prior to the Maturity Date or such scheduled Trading Day is not a Trading Day, the Calculation Agent will determine the Spot Rate at approximately 10:00 a.m. New York City time (or such other time as specified in the relevant pricing supplement) on the relevant date in accordance with the following substitute procedures:

 (a) The Final Exchange Rate will be either (i) the Base Currency/Reference Currency exchange rate, expressed as the number of units of Base Currency of such Underlying Currency Pair per one unit of the Reference Currency of such Underlying Currency Pair or (ii) the Reference Currency/Base Currency exchange rate, expressed as the number of units of Reference Currency of such Underlying Currency Pair per one unit of the Base Currency of such Underlying Currency Pair (depending on how the Spot Rate is to be expressed, as specified in the relevant pricing supplement) for settlement in two business days reported by the Federal Reserve Bank of New York, in each case as reported by Reuters on the relevant page or by Bloomberg on the relevant page or any substitute Reuters or Bloomberg page at 10:00 a.m. New York City time (or such other time as specified in the relevant pricing supplement).  The relevant Pricing Supplement will specify whether the Reuters or Bloomberg page will be used and the specific Reuters or Bloomberg page to be used to determine the Spot Rate.

(b) If the exchange rate referenced to in (a) above is not so quoted on Reuters or Bloomberg, as applicable, or any substitute page thereto, then the Final Exchange Rate will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the Calculation Agent on the relevant date for the purchase or sale of deposits in Base Currency/Reference Currency or Reference Currency/Base Currency by the New York offices of three leading banks engaged in the interbank market (selected in the sole discretion of the Calculation Agent), such banks also referred to as reference banks. If only two reference banks provide such spot quotations, then the Final Exchange Rate will be the arithmetic mean of such two spot quotations received by the Calculation Agent.  If only one reference bank spot quotation is available or if no reference bank provides such a spot quotation, then the Calculation Agent shall determine the Final Exchange Rate using its fair and reasonable discretion.

With respect to an Underlying Commodity Index, if the scheduled Determination Date is not a Trading Day, or if a Market Disruption Event has occurred on such Trading Day, the Determination Date will be postponed to the last date on which the settlement price or fixing level of a Disrupted Commodity (as defined below) is determined, as described below; provided that, if the Notes have a maturity of not more than one year, the Determination Date, as postponed, will not produce a Maturity Date more than one year (counting for this purpose either the issue date or the Maturity Date, but not both) after the issue date (the last date that could serve as the Determination Date without causing the maturity date to be more than one year after the issue date, the “Final Disrupted Determination Date”).  If the Determination Date is postponed, the Calculation Agent will calculate the Closing Value for that Determination Date utilizing, for each commodity or futures contract included in the Underlying Commodity Index that does not suffer a Market Disruption Event or a non-Trading Day on the originally scheduled Determination Date, the final settlement price or fixing level for such commodity or futures contract on the originally scheduled Determination Date, and for each commodity or futures contract included in the Underlying Commodity Index that experiences a Market Disruption Event or a non-Trading Day on the originally scheduled Determination Date (a “Disrupted Commodity”), the settlement price for such Disrupted Commodity on the first Trading Day on which a Market Disruption Event is not existing with respect to such

Disrupted Commodity.  If, however, a Market Disruption Event with respect to one or more Disrupted Commodities is continuing on the third Trading Day following the originally scheduled Determination Date (or, for Notes with a maturity of not more than one year, on the earlier of the third Trading Day following the originally scheduled Determination Date and the Final Disrupted Determination Date), the Calculation Agent will determine, on such third Trading Day (or, for Notes with a maturity of not more than one year, on the earlier of the third Trading Day following the originally scheduled Determination Date and the Final Disrupted Determination Date), in its discretion, an estimated fair value price for such Disrupted Commodities after considering any available electronic or after hours trading prices, related over-the-counter or other non-exchanged based prices, implied prices that may be derived from other exchange traded instruments, and estimated fair values based on fundamental market information.

For Notes linked to a Basket, if one or more of the Basket Components are subject to a Market Disruption Event or non-Trading Day, the Determination Date for each affected Basket Component will be adjusted as described above.

All determinations and adjustments to be made by the Calculation Agent with respect to the value of the Final Exchange Rate and the amount payable at maturity may be made by the Calculation Agent in its sole discretion.  See “Risk Factors” for a discussion of certain conflicts of interest which may arise with respect to the Calculation Agent.

Relevant Exchange
Unless otherwise specified in the relevant Pricing Supplement, with respect to an Underlying Commodity, the Relevant Exchange means the primary exchange or market of trading for the Underlying Commodity and any primary exchange where futures or options contracts related to the Underlying Commodity are traded.

With respect to an Underlying Stock (or other security), the Relevant Exchange means the primary U.S. securities exchange or organized market of trading for the shares of the Underlying Stock (or other security).  If a Reorganization Event has occurred or if the shares of the Underlying Stock are ADSs and such ADSs are delisted or the ADS facility is terminated, the Relevant Exchange will be the stock exchange or securities market on which the Exchange Property (as defined below under “— Adjustment Events”) that is a listed equity security is principally traded or the primary securities exchange or organized market for trading in the ADS Underlying Stock, as applicable, in each case as determined by the Calculation Agent.

With respect to a commodity or commodity futures contract included in an Underlying Commodity Index, the Relevant Exchange means the primary market or exchange on which such commodity or contract trades.

With respect to an Underlying Equity Index, the Relevant Exchange means the Relevant Exchanges for any security (or any combination thereof) then included in such Underlying Index.

With respect to an Underlying Fund, the Relevant Exchange means the primary U.S. securities exchange or organized market of trading for shares of such Underlying Fund.

With respect to a Target Index, the Relevant Exchange means the primary exchange or market of trading for any security (or any combination thereof) then included in the Target Index.

Trading Day
Unless otherwise specified in the relevant Pricing Supplement, with respect to an Underlying Commodity, a Trading Day means (a) if the Underlying Commodity is not gold, silver or platinum (each a “Bullion Commodity”), a day, as determined by the Calculation Agent, on the Relevant Exchange with respect to the applicable Underlying Commodity is open for trading during its regular trading session, and (b) if the Underlying Commodity is a Bullion Commodity, a day, as determined by the Calculation Agent, on which the Relevant Exchange is open to effectuate delivery of the relevant Bullion Commodity.

With respect to an Underlying Stock, a Trading Day means a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange.

With respect to an Underlying Equity Index, a Trading Day means a day, as determined by the Calculation Agent, on which such Underlying Index is calculated and published and on which securities comprising more than 80% of the value of such Underlying Index on such day are capable of being traded on their Relevant Exchanges during the one-half hour before the determination of the Closing Value of such Underlying Index.

With respect to an Underlying Commodity Index, a Trading Day means a day, as determined by the Calculation Agent, on which the Relevant Exchanges for all commodities or commodity futures contracts included in such Underlying Commodity Index are open for business, including half-day opening.

With respect to an Underlying Fund, a Trading Day means a day, as determined by the Calculation Agent, on which trading in shares or commodities or commodity futures contracts of such Underlying Fund is generally conducted on the Relevant Exchange and on which securities or commodities or commodity futures contracts comprising more than 80% of the value of the Target Index on such day are capable of being traded on their Relevant Exchanges during the one-half hour before the determination of the Closing Price of such Underlying Fund.

With respect to an Underlying Currency Pair, a Trading Day means a day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close (including for dealings in foreign exchange in accordance with the practice of the foreign exchange market) in New York City and the principal financial centers for the Reference Currency and the Base Currency for such Underlying Currency Pair, as specified in the relevant Pricing Supplement.

Trustee	Wilmington Trust Company

Securities Administrator	Citibank, N.A.

Market Disruption Event	With respect to an Underlying Commodity, a Market Disruption Event means:

(i) either:

(a)        a material suspension of, or material limitation imposed on, trading in (i) the Underlying Commodity on its Relevant Exchange or (ii) futures or options contracts relating to the Underlying Commodity on the Relevant Exchange for those contracts;

(b)        the temporary or permanent failure of the Relevant Exchange to announce or publish the official settlement price or fixing level, as applicable, of the Underlying Commodity, or, if the Closing Price is determined by reference to the price displayed on a Bloomberg or Reuters page, the temporary or permanent failure of Bloomberg or Reuters, as applicable, to publish the official settlement price or fixing level, as applicable, of the Underlying Commodity;

(c)        the failure of trading to commence, or the permanent discontinuance of trading, in the Underlying Commodity or futures or options contracts related to the Underlying Commodity on the Relevant Exchange;

(d)        the disappearance of, or of trading in, the Underlying Commodity; or

(e)        the imposition of , change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, the Underlying Commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the Pricing Date, if the direct effect of such imposition, change or removal is to raise or lower the official settlement price or fixing level, as applicable, of the Underlying Commodity on any day that would otherwise be a Determination Date from what it would have been without that imposition, change or removal, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that the applicable event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the Notes.

For this purpose, with respect to an Underlying Commodity traded on a Relevant Exchange, a “failure of trading to commence” on the Relevant Exchange will not include any time when such Relevant Exchange is itself closed for trading under ordinary circumstances.

With respect to an Underlying Stock or any other securities (other than shares of an Underlying Fund) for which a Closing Price must be determined, Market Disruption Event means:

(i) either:

(a)     the occurrence or existence of a suspension, absence or material limitation of trading of the Underlying Stock (or such other securities) on the Relevant Exchange for the Underlying Stock (or such other securities) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such Relevant Exchange;

(b)    a breakdown or failure in the price and trade reporting systems of the Relevant Exchange for the Underlying Stock (or such other securities) as a result of which the reported trading prices for the Underlying Stock (or such other securities) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

(c)    the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the Underlying Stock (or such other securities), if available, during the one-half hour period preceding the close of the principal trading session in such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that the applicable event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the Notes.

For purposes of determining whether a Market Disruption Event with respect to the Underlying Stock (or such other security) has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or the primary market for trading in the relevant futures or options contracts; (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event; (3) limitations pursuant NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange Inc., any other self-regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading; (4) a suspension of trading in the relevant futures or options contract by the primary market for trading in such futures or options, if available, by reason of (x) a price change exceeding limits set by such market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in such futures or options contracts; and (5) a suspension, absence or material limitation of trading on the primary market on which the relevant futures or options are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

With respect to an Underlying Equity Index, Market Disruption Event means:

(i)         either:

(a)    any suspension or absence or limitation imposed on trading in stocks then constituting 20% or more of the level of the Underlying Equity Index by the primary exchange therefor or otherwise and whether by reason of movements in price exceeding limits permitted by such exchange or otherwise or by any exchange or quotation system on which trading in futures or options contracts relating to stocks then constituting 20% or more of the level of the Underlying Equity Index is executed,

(b)     any event (other than an event described in clause (c) below) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general (1) to effect transactions in or obtain market values for stocks then constituting 20% or more of the level of the Underlying Equity Index on the primary exchange therefor or (2) to effect transactions in or obtain market values for futures or options contracts relating to stocks then constituting 20% or more of the level of the Underlying Equity Index on any other exchange, or

(c)    the closure on any Trading Day of the primary exchange for stocks then constituting 20% or more of the level of the Underlying Equity Index, or any exchange or quotation system on which trading in future or options relating the such stocks is executed, prior to its scheduled closing time unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such exchange on such Trading Day and (2) the submission deadline for orders to be entered into such exchange for execution on such Trading Day; and

(ii) a determination by the Calculation Agent in its sole discretion that the applicable event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the Notes.

For purposes of determining whether a Market Disruption Event exists with respect to an Underlying Equity Index at any time, if trading in a security included in the Underlying Equity Index is materially suspended or materially limited at that time, or there occurs an event that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for such security, then the relevant percentage contribution of that security to the level of the Underlying Equity Index shall be based on a comparison of (i) the portion of the level of the Underlying Equity Index attributable to that security relative to (ii) the overall level of the Underlying Equity Index, in each case immediately before the occurrence of that suspension, limitation or other market disruption, as the case may be.

For purposes of determining whether a Market Disruption Event with respect to an Underlying  Equity Index has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80B (or the rules of any Relevant Exchange similar to any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension or absence or limitation of trading, (4) a suspension of trading in a futures or options contract on the Underlying Index by the primary securities market related to such contract by reason of (x) a price change exceeding limits set by such exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or absence or limitation of trading in futures or options contracts related to the Underlying Equity  Index and (5) a suspension or absence or limitation of trading on any Relevant Exchange or on the primary market on which futures or options contracts related to the Underlying Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

With respect to an Underlying Commodity Index, Market Disruption Event means:

(i) either:

(a)    the termination or suspension of, or material limitation or disruption in, the trading of any commodity or exchange-traded futures contract, then included in the Underlying Index,

(b)    the price at any time of any commodity or exchange-traded commodity futures contract then included in the Underlying Commodity Index has increased or decreased by an amount equal to or greater than the maximum permitted price change set by the Relevant Exchange;

(c)    the failure of the sponsor or calculation agent, as the case may be, for the Underlying Commodity Index to calculate and publish the U.S. dollar level for the Underlying Commodity Index;

(d)     the settlement price or fixing level is not published for any commodity or exchange-traded futures contract then included in the Underlying Commodity Index;

(e)     the occurrence of a material change in the formula for or the method of calculating the relevant settlement price or fixing level of the commodity or exchange-traded futures contracts then included in the Underlying Commodity Index; or

(f)     the occurrence of a material change in the content, composition or constitution of the commodities or exchange-traded futures contracts then included in the Underlying Commodity Index;

in each case as determined by the Calculation Agent; and

(ii) a determination by the Calculation Agent in its sole discretion that the applicable event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the Notes.

For purposes of determining whether a Market Disruption Even with respect to an Underlying Commodity Index has occurred, a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange.

With respect to an Underlying Fund, Market Disruption Event means:

(i)         either:

(a)    the occurrence or existence of a suspension, absence or material limitation of trading of the Underlying Fund on the Relevant Exchange for the Underlying Fund for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such Relevant Exchange;

(b)    a breakdown or failure in the price and trade reporting systems of the Relevant Exchange for the Underlying Fund as a result of which the reported trading prices for the Underlying Fund during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate;

(c)    the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the Underlying Fund, if available, during the one-half hour period preceding the close of the principal trading session in such market,

(d)    the occurrence or existence of a suspension, absence or material limitation of trading of stocks or commodities or commodity futures contracts then constituting 20% or more of the value of the Target Index on the Relevant Exchange(s) for such securities or commodities or commodity futures contracts for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such Relevant Exchange(s), in each case as determined by the Calculation Agent in its sole discretion; or

(e)    the suspension, material limitation or absence of trading on the primary market for trading in futures or options contracts related to the Target Index during the one-half hour period preceding the close of the principal trading session in such market,

(f)   in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that the applicable event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the Notes.

For the purpose of determining whether a Market Disruption Event exists with respect to an Underlying Fund at any time, if trading in a security or commodity or commodity futures contract included in the Target Index is materially suspended or materially limited at that time, or there occurs an event that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for such security or commodity or commodity futures contract, then the relevant percentage contribution of that security to the level of the Target Index shall be based on a comparison of (i) the portion of the level of the Target Index attributable to that security or commodity or commodity futures contract relative to (ii) the overall level of the Target Index, in each case immediately before the occurrence of that suspension, limitation or other market disruption, as the case may be.

For purposes of determining whether a Market Disruption Event with respect to an Underlying Fund has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or the primary market for trading in the relevant futures or options contracts; (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event; (3) limitations pursuant NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange Inc., any other self-regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading; (4) a suspension of trading in the relevant futures or options contract by the primary market for trading in such futures or options, if available, by reason of (x) a price change exceeding limits set by such market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in such futures or options contracts; and (5) a suspension, absence or material limitation of trading on the primary market on which the relevant futures or options are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

With respect to an Underlying Currency Pair, Market Disruption Event means:

either:

(i) a determination by calculation agent in good faith that the Spot Rate for such Underlying Currency Pair is unavailable; or

(ii) an event that generally makes it impossible to obtain the Spot Rate for such Underlying Currency Pair from the relevant Bloomberg or Reuters page, as applicable.

The Calculation Agent shall as soon as reasonably practicable under the circumstances notify us, the Trustee, the Securities Administrator, the Depository Trust Company and the Agents of the existence or occurrence of a Market Disruption Event with respect to any Underlying Stock, Underlying Index, Underlying Fund or Underlying Currency Pair, as applicable, on any day that but for the occurrence or existence of a Market Disruption Event would have been the Determination Date for such Underlying Stock, Underlying Index, Underlying Fund or Underlying Currency Pair, as applicable.

Exchange Factor
With respect to an Underlying Stock or Underlying Fund, the Exchange Factor will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting such Underlying Stock or Underlying Fund.  See “Adjustment Events” below.

Adjustment Events
The Exchange Factor with respect to an Underlying Stock will be adjusted as follows:

1.     If the Underlying Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor with respect to the Underlying Stock will be proportionately adjusted.

2.     If the Underlying Stock is subject (i) to a stock dividend (i.e., the issuance of additional Underlying Stock) that is given ratably to all holders of the Underlying Stock or (ii) to a distribution of the Underlying Stock as a result of the triggering of any provision of the corporate charter of the Underlying Company, in each case other than a stock split described in paragraph 1, then once the dividend has become effective and such Underlying Stock is trading ex-dividend, the Exchange Factor with respect to the Underlying Stock will be proportionally adjusted.

3.     There shall be no adjustments to any Exchange Factor to reflect cash dividends or other distributions paid with respect to the Underlying Stock unless such cash dividends or other distributions constitute Extraordinary Dividends as described below (except that distributions described in paragraph 2 above shall not be subject to this paragraph). A cash dividend or other distribution with respect to the Underlying Stock shall be deemed to be an “Extraordinary Dividend” if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for the Underlying Stock by an amount equal to at least 10% of the Closing Price of the Underlying Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the “ex-dividend date”). If an Extraordinary Dividend occurs with respect to the Underlying Stock, the Exchange Factor with respect to the Underlying Stock will be adjusted on the relevant ex-dividend date so that the new Exchange Factor with respect to the Underlying Stock will equal the product of (i) the then-current Exchange Factor and (ii) a fraction, the numerator of which is the Closing Price of the Underlying Stock on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the Underlying Stock shall equal (x) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the Underlying Stock or (y) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the Underlying Stock described in clause (A), clause (D) or clause (E) in the definitions of “Reorganization Event” of paragraph 5 below that also constitutes an Extraordinary Dividend shall not cause an adjustment to such Exchange Factor pursuant to this paragraph 3.

4.      If the Underlying Company issues rights or warrants to all holders of its Underlying Stock to subscribe for or purchase the Underlying Stock at an exercise price per share less than the closing price of the Underlying Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Notes, then the Exchange Factor with respect to the Underlying Stock shall be adjusted to equal the product of the prior Exchange Factor with respect to the Underlying Stock and a fraction, the numerator of which shall be the number of shares of the Underlying Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of the Underlying Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Underlying Stock which the aggregate offering price of the total number of shares of the Underlying Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

5.      If a Reorganization Event (as defined below) occurs, in each case as a result of which the holders of the Underlying Stock are entitled to receive Exchange Property (as defined below) with respect to or in exchange for the Underlying Stock, then, following the effective date of such Reorganization Event, in lieu of using the Closing Price for the Underlying Stock to calculate the Underlying Return of the Underlying Stock on the Determination Date, the Calculation Agent will use the Transaction Value received with respect to a share of the Underlying Stock, as set forth below.

“Reorganization Event” means with respect to the Underlying Stock (A) there has occurred any reclassification or change with respect to such Underlying Stock, including, without limitation, as a result of the issuance of any tracking stock by the Underlying Company; (B) the Underlying Company or any surviving entity or subsequent surviving entity of the Underlying Company (an “Underlying Company Successor”) has been subject to a merger, combination or consolidation and is not the surviving entity; (C) any statutory exchange of securities of the Underlying Company or any Underlying Company Successor with another corporation occurs (other than pursuant to clause (B) above); (D) the Underlying Company is liquidated; (E) the Underlying Company issues to all of its shareholders equity securities of an issuer other than such Underlying Company (other than in a transaction described in clauses (B), (C) or (D) above) (a “Spin-off Event”); or (F) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company.

“Exchange Property” means securities, cash or any other assets distributed to holders of the Underlying Stock in any Reorganization Event, including, (A) in the case of the issuance of tracking stock or in the case of a Spin-off Event, the Underlying Stock with respect to which the tracking stock or spun-off security was issued and (B) in the case of any other Reorganization Event where the Underlying Stock continues to be held by the holders receiving such distribution, the Underlying Stock.

“Transaction Value” means (A) for any cash received as Exchange Property in any such Reorganization Event, the amount of cash received per share of Underlying Stock valued as of the date of the Reorganization Event; (B) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent, as of the date of receipt by the party owning the original shares, of such Exchange Property received per share of Underlying Stock; and (C) for any security received in any such Reorganization Event (including in the case of the issuance of tracking stock, such reclassified Underlying Stock and, in the case of a Spin-off Event, the Underlying Stock with respect to which the spun-off security was issued), an amount equal to the Closing Price, as of the Determination Date, per share of such security multiplied by the quantity of such security received for each such Underlying Stock.

6.      If an ADS serving as the Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the Underlying Company and the ADS depositary is terminated for any reason, then, on and after the date the ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the “Change Date”), the ADS Underlying Stock will be deemed to be the Underlying Stock.  The Exchange Factor will thereafter equal the last value of the Exchange Factor for the ADSs multiplied by the number of shares of ADS Underlying Stock represented by a single ADS. The Closing Price of the Underlying Stock on the Determination Date shall be expressed in U.S. dollars, converting the closing price of the ADS Underlying Stock on the Determination Date into U.S. dollars using the applicable exchange rate on the Change Date as described below.

On the Determination Date, the applicable exchange rate will be the spot rate of the local currency of the ADS Underlying Stock relative to the U.S. dollar as reported by Reuters on the relevant page for such rate at approximately the closing time of the Relevant Exchange for the ADS Underlying Stock on such day.  However, if such rate is not displayed on the relevant Reuters page on the Determination Date, the applicable exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the Calculation Agent at approximately 11:00 a.m., New York City time, on the business day immediately following the Determination Date, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the Calculation Agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the Calculation Agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the Notes for settlement on the third business day following the Determination Date.  If the Calculation Agent is unable to obtain at least one such bid quotation, the Calculation Agent will determine the applicable exchange rate in its sole discretion.

With respect to paragraphs 1 to 5 above, if ADSs are serving as an Underlying Stock, all adjustments to the Exchange Factor for such Underlying Stock will be made as if the ADS Underlying Stock is serving as the Underlying Stock. Therefore, for example, if the ADS Underlying Stock is subject to a two-for-one stock split and assuming the Exchange Factor is equal to one, the Exchange Factor for the Underlying Stock would be adjusted to equal to two.  If the Notes are linked to ADSs, the term “dividend” will mean, unless otherwise specified in the relevant Pricing Supplement, the dividend paid by the issuer of the ADS Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If ADSs are serving as an Underlying Stock, no adjustment to the ADS price or the Exchange Factor, including those described below, will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described above or (2) (and to the extent that) the Calculation Agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of the ADS Underlying Stock represented by each ADS so that the ADS price would not be affected by the corporate event in question.  However, to the extent that the number of shares of ADS Underlying Stock represented by each ADS is changed for any other reason, appropriate adjustments to the Exchange Factor will be made to reflect such change.

With respect to paragraphs 1 through 5 above, no adjustments to the Exchange Factor for the Underlying Stock will be required unless such adjustment would require a change of at least 0.1% in the Exchange Factor then in effect.  The Exchange Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.  Adjustments to the Exchange Factor of the Underlying Stock will be made up to and including the Determination Date.

No adjustments to the Exchange Factor or method of calculating the Exchange Factor shall be required other than those specified above. However, the Bank may, at its sole discretion, cause the Calculation Agent to make additional changes to the Exchange Factor upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the Underlying Stock (or other Exchange Property) but only to reflect such changes, and not with the aim of changing relative investment risk. The adjustments specified above do not cover all events that could affect the market price or the Closing Price of the Underlying Stock, including, without limitation, a partial tender or partial exchange offer for the Underlying Stock.

The Exchange Factor with respect to an Underlying Fund will be adjusted as follows:

If the shares of the Underlying Fund are subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor will be adjusted to equal the product of the prior Exchange Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the underlying Fund.

No adjustments to the Exchange Factor shall be required unless such adjustment would require a change of at least 0.1% in the Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments specified above shall be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

No adjustments to the Exchange Factor or method of calculating the Exchange Factor shall be required other than those specified above. However, the Bank may, at its sole discretion, cause the Calculation Agent to make additional changes to the Exchange Factor upon the occurrence of other similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the Underlying Fund but only to reflect such changes, and not with the aim of changing relative investment risk. The adjustments specified above do not cover all events that could affect the market price or the Closing Price of the Underlying Fund.

The Calculation Agent will provide information as to any adjustments to the Exchange Factor or method of calculating the Exchange Factor upon written request by any holder of the Notes.

Discontinuance of an Underlying Index; Alteration of Method of Calculation
If the sponsor of an Underlying Index (an “Index Sponsor”) discontinues publication of the Underlying Index and such Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Underlying Index (such index being referred to herein as a “Successor Index”), then the Final Value with respect to the Underlying Index will be determined by reference to the value of such Successor Index at the close of trading on the Relevant Exchange or market for such Successor Index on the applicable Determination Date.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to us, the Trustee, the Securities Administrator and the Depository Trust Company as the holder of the Notes within three Trading Days of such selection.

If the Index Sponsor discontinues publication of the Underlying Index prior to, and such discontinuance is continuing on, the Determination Date, and the Calculation Agent determines that no Successor Index is available with respect to the Underlying Index at such time, then the Calculation Agent will determine the Final Value with respect to the Underlying Index.  Such Final Value will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Underlying Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities or commodities or commodity futures contracts has been materially suspended or materially limited, its good faith estimate of the closing price or settlement price or fixing level that would have prevailed but for such suspension or limitation) on the Determination Date for the Underlying Index of each security or commodity or commodity futures contract most recently comprising the Underlying Index.  Notwithstanding these alternative arrangements, discontinuance of the publication of the Underlying Index may adversely affect the value of the Notes.

If at any time the method of calculating the Underlying Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Underlying Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the Underlying Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on the Determination Date with respect to the Underlying Index make such calculations and adjustments to the terms of the Notes as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of an index comparable to the Underlying Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and on the applicable Determination Date make each relevant calculation with reference to the Underlying Index or Successor Index, as adjusted.  Accordingly, if the method of calculating the Underlying Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the Underlying Index or Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of an Underlying Fund; Alteration of Method of Calculation
If an Underlying Fund is liquidated, delisted or otherwise terminated and the sponsor of the Underlying Fund (a “Fund Sponsor”) or another entity establishes and maintains a successor or substitute exchange-traded fund that the Calculation Agent determines, in its sole discretion, to be comparable to the liquidated, delisted or otherwise terminated Underlying Fund (such fund being referred to herein as a “Successor Fund”), then the Final Price with respect to the Underlying Fund will be determined by reference to the price per share of such Successor Fund at the close of trading on the Relevant Exchange or market for such Successor Fund on the applicable Determination Date.

Upon any selection by the Calculation Agent of a Successor Fund, the Calculation Agent will cause written notice thereof to be furnished to us, the Trustee, the Securities Administrator and the Depository Trust Company as the holder of the Notes within three Trading Days of such selection.

If the Fund Sponsor liquidates, delists or otherwise terminates the Underlying Fund prior to, and such liquidation, delisting or termination is continuing on, the Determination Date, and the Calculation Agent determines that no Successor Fund is available with respect to the Underlying Fund at such time, then the Calculation Agent will determine the Final Price with respect to the Underlying Fund.  Such Final Price will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Underlying Fund last in effect prior to such liquidation, delisting or termination, using the closing price (or, if trading in the relevant securities or commodities or commodity futures contracts has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on the Determination Date for the Underlying Fund of each security or commodity or commodity futures contract most recently comprising the Underlying Fund.  Notwithstanding these alternative arrangements, liquidation, delisting or termination of the Underlying Fund may adversely affect the value of the Notes.

If at any time the method of calculating the price of a share of the Underlying Fund or a Successor Fund is changed in a material respect, or if the Underlying Fund or a Successor Fund is in any other way modified so that such fund does not, in the opinion of the Calculation Agent, fairly represent the price of the Underlying Fund or such Successor Fund had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on the Determination Date with respect to the Underlying Fund make such calculations and adjustments to the terms of the Notes as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a price of a fund comparable to the Underlying Fund or Successor Fund, as the case may be, as if such changes or modifications had not been made, and on the applicable Determination Date make each relevant calculation with reference to the Underlying Fund or Successor Fund, as adjusted.  Accordingly, if the method of calculating the price of a share of the Underlying Fund or a Successor Fund is modified so that the price of such fund is a fraction of what it would have been if it had not been modified, then the Calculation Agent will adjust such method in order to arrive at a price of the Underlying Fund or Successor Fund as if it had not been modified.

Alternate Calculation in case of an Event of Default
In case an Event of Default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes shall be determined by RBSSI, as Calculation Agent, as though the Final Price, Final Value or Final Exchange Rate for the Underlying as of the applicable Determination Date were the Final Price, Final Value or Final Exchange Rate on the date of acceleration.  See “Description of Debt Securities — Events of Default” in the Prospectus.

If the maturity of the Notes is accelerated because of an Event of Default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, and to the Securities Administrator at its Delaware office, on which notice the Trustee and the Securities Administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the Notes, if any, as promptly as possible and in no event later than two business days after the date of acceleration.

Calculation Agent
RBSSI, which is our affiliate.  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

Additional Amounts
Subject to certain exceptions and limitations described in “Description of Debt Securities — Payment of Additional Amounts” in the accompanying Prospectus, we will pay such additional amounts to holders of the Notes as may be necessary in order that the net payment of any amount payable on the Notes, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands (or any political subdivision or taxing authority thereof or therein) or the jurisdiction of residence or incorporation of any successor corporation (other than the United States), will not be less than the amount provided for in the Notes to be then due and payable.

Book Entry Note or Certificated Note	Book Entry

USE OF PROCEEDS

Unless otherwise specified in the relevant Pricing Supplement, the net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the Notes. The issue price of the Notes includes the selling agents’ commissions (as shown on the cover page of the relevant Pricing Supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also “Risk Factors — The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices” and “Potential Conflicts of Interest between Note Holders and the Calculation Agent” and “Plan of Distribution (Conflicts of Interest)” in this Product Supplement and “Use of Proceeds” in the accompanying Prospectus.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of owning and disposing of the Notes. It applies only to an investor who purchases Notes at their original issuance for the issue price and holds those Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this Product Supplement may affect the tax consequences described below, possibly retroactively. It does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the Notes as a part of a hedging transaction, straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or individual non-U.S. investors who are present in the United States for 183 days or more in the taxable year in which their Notes are sold or retired.

In addition, we will not attempt to ascertain whether any entity included in or constituting any Underlying or Basket Component would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of a Note. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax adviser regarding the possible consequences to you if any such entity is or becomes a PFIC or a USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the Notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or non-U.S. tax laws are not discussed. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Note who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a term of one year or less

The following discussion applies only to Notes with a term of one year or less (from but excluding the settlement date to and including the last possible date that the Notes could be outstanding). Unless otherwise indicated in the applicable Pricing Supplement, we intend to treat these Notes as short-term debt instruments, and the remainder of this discussion assumes this treatment.

No statutory, judicial or administrative authority directly addresses the treatment of such Notes or similar instruments for U.S. federal income tax purposes, and no ruling will be requested from the IRS. As a result, certain aspects of the U.S. federal income tax consequences of an investment in the Notes are unclear.

If you are a cash-method taxpayer, you generally will not be required to recognize income with respect to the Notes prior to maturity, other than pursuant to a sale or exchange. If you are an accrual-method taxpayer (or a cash-method taxpayer who elects to accrue income on the Notes currently), you will be subject to rules that generally require accrual of income on short-term debt instruments on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. However, because the amount due on the Notes at maturity is uncertain, it is not clear how such accruals should be determined. If you are a cash-method taxpayer and you do not make the election to accrue interest currently, you may be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the Notes. You should consult your tax adviser regarding the amount and timing of any accruals.

Upon a sale, exchange or retirement of a Note, you will recognize gain or loss equal to the difference between the amount received and your basis in the Note. Your basis in the Note should equal the amount paid to acquire the Note increased, if you accrue income on the Note currently, by any previously accrued but unpaid income. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. It is possible, however, that if the Underlying or a Basket Component consists of a currency Index or Currency Pairs, some or all of any loss on your Notes could be ordinary in character, in which case special rules for reporting foreign currency losses would also apply if the loss exceeds a specified threshold. Any excess of an amount received at maturity over your basis in a Note generally should be treated as ordinary income. It is not clear whether or to what extent gain recognized upon a sale or exchange prior to maturity should be treated as capital gain or ordinary income. You should consult your tax adviser regarding these issues.

Notes with a term of more than one year

The following discussion applies only to Notes with a term of more than one year (from but excluding the settlement date to and including the last possible date that the Notes could be outstanding). Unless otherwise indicated in the applicable Pricing Supplement, we intend to treat these Notes as “contingent payment debt instruments” for U.S. federal income tax purposes, and the remainder of this discussion assumes this treatment.

In general, the Notes will be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income in each year the OID on the Notes as described below, although we will not make any payment with respect to the Notes prior to maturity. We are required to determine a “comparable yield” for each issuance of Notes. The “comparable yield” generally is the yield at which, in similar general market conditions, we could issue a fixed-rate debt instrument with terms similar to those of the Notes, including the level of subordination, term and timing of payments, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the Notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” representing a payment at maturity that would produce a yield to maturity on the Notes equal to the comparable yield.

We will determine the comparable yield for each issuance of Notes and will provide that comparable yield, and the related projected payment schedule, in the applicable Pricing Supplement for the Notes. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that we will pay on the Notes.

For U.S. federal income tax purposes, you are required to use the comparable yield and the projected payment schedule determined by us to calculate your interest accruals in respect of the Notes, unless you timely disclose and justify the use of other estimates to the IRS.

Accordingly, you will be required for U.S. federal income tax purposes to accrue an amount of OID for each accrual period prior to and including the maturity (or earlier sale, exchange or retirement) of the Notes, that equals the product of (i) the adjusted issue price of the Notes (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the Notes, adjusted for the length of the accrual period, and (iii) the number of days during the accrual period that you held the Notes divided by the number of days in the accrual period. For U.S. federal income tax purposes, the “adjusted issue price” of a Note is its issue price increased by any interest income you have previously accrued.

Upon a sale or exchange of a Note prior to its scheduled maturity, you will recognize taxable gain or loss equal to the difference between the amount you receive and your basis in the Note. Your basis in a Note will equal its cost increased by the amount of interest income you have previously accrued. Any gain will be treated as interest income, and any loss will be treated first as ordinary loss, to the extent of previous interest inclusions, and then as capital loss.

At maturity, you will be treated as receiving the amount of the payment set forth in the projected payment schedule. If the amount you actually receive is more than the projected amount, the excess will be treated as additional interest income to you. If the amount you actually receive is less than the projected amount, this shortfall will first reduce the amount of interest in respect of the Note that you would otherwise be required to include in income for that taxable year, thereafter will be treated as an ordinary loss to the extent of previous interest inclusions, and thereafter will be treated as capital loss. These losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to other limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

Special rules may apply if the amount of the payment at maturity on a Note becomes fixed. For this purpose, a payment will be treated as fixed if the remaining contingencies with respect to it are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payment at maturity and the fixed amount thereof in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your basis in the Notes. The character of any gain or loss on a sale or exchange of your Notes also would be affected. You should consult your tax adviser concerning the application of these rules.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Note who is: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust.

Unless otherwise indicated in the applicable Pricing Supplement, payments to you on the Notes, and any gain realized on a sale or exchange of the Notes, should be exempt from U.S. federal income tax, including withholding tax, provided generally that (i) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfy applicable requirements and (ii) such amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income from the Notes is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the Notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

Accruals of OID and proceeds received from a sale, exchange or retirement of the Notes generally will be subject to information reporting unless you are an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Unless otherwise specified in the relevant Pricing Supplement, we have appointed RBS Securities Inc. (“RBSSI”) as agent for any offering of the Securities.  RBSSI has agreed to use reasonable efforts to solicit offers to purchase the Securities.  We will pay RBSSI, in connection with sales of the Securities resulting from a solicitation such agent made or an offer to purchase such agent received, a commission in an amount as specified in the relevant Pricing Supplement. RBSSI has informed us that, as part of its distribution of the Securities, it intends to reoffer the Securities to other dealers who will sell the Securities.  Each such dealer engaged by RBSSI, or further engaged by a dealer to whom RBSSI reoffers the Securities, will purchase the Securities at an agreed discount to the initial offering price of the Securities.  RBSSI has informed us that such discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Securities at the same discount.  RBSSI has also informed us that it may pay any dealer additional fees payable upon maturity of the Securities based on the performance of the Securities sold and/or additional fees payable annually based on the amount of Notes sold by such dealer in a particular calendar year; provided that the aggregate amount of such discounts and additional fees paid to all dealers for an offering shall not exceed the commission that RBSSI will receive from us.  You can find a general description of the commission rates payable to the agents under “Plan of Distribution” in the accompanying Prospectus Supplement.

RBSSI is an affiliate of ours and Holding. RBSSI will conduct each offering of Securities in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate. Following the initial distribution of any of these Securities, RBSSI may offer and sell those Securities in the course of its business as broker-dealer.  RBSSI may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. RBSSI may use this Product Supplement, the relevant Pricing Supplement and the accompanying Prospectus Supplement and Prospectus in connection with any of these transactions. RBSSI is not obligated to make a market in any of these Securities and may discontinue any market-making activities at any time without notice.

RBSSI or an affiliate of RBSSI may enter into one or more hedging transactions with us in connection with this offering of Securities.  See “Use of Proceeds” above.

To the extent that the total aggregate principal amount of the Notes being offered by the relevant Pricing Supplement is not purchased by investors in that offering, one or more of our affiliates may agree to purchase a portion of the unsold Securities, and to hold such Securities for investment purposes. See “Holding of the Securities by our Affiliates and Future Sales” under the heading “Risk Factors.”

You should rely only on the information contained or incorporated by reference in this Product Supplement, the relevant Pricing Supplement, any related Underlying Supplement, the Prospectus Supplement and the Prospectus. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these Securities and seeking offers to buy these Securities only in jurisdictions where offers and sales are permitted. Neither the delivery of this Product Supplement nor the relevant Pricing Supplement, any related Underlying Supplement, accompanying Prospectus Supplement or Prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of The Royal Bank of Scotland N.V. or RBS Holdings N.V. since the date of the relevant Pricing Supplement or that the information contained or incorporated by reference in the accompanying Prospectus is correct as of any time subsequent to the date of such information.
		THE ROYAL BANK OF SCOTLAND N.V. Senior Notes
		fully and unconditionally guaranteed by RBS Holdings N.V.

TABLE OF CONTENTS

PRODUCT SUPPLEMENT	Page
Summary	PS-2
Risk Factors	PS-9
Public Information Regarding an Underlying Stock or Underlying Fund	PS-33
Principal Protected Notes and Partially Principal Protected Notes linked to a Commodity, Common Stock, an Index, an Exchange-Traded Fund, a Currency Pair or a Basket of Commodities, Common Stocks, Indices, Exchange-Traded Funds and/or Currency Pairs

Description of Notes	PS-34
Use of Proceeds	PS-53
U.S. Federal Income Tax Consequences	PS-54
Plan of Distribution (Conflicts of Interest)	PS-57

PROSPECTUS SUPPLEMENT	Page
About This Prospectus Supplement	S-1
Risk Factors	S-2
Description of Notes	S-4
Taxation in the Netherlands	S-25
United States Federal Income Taxation	S-28
Plan of Distribution (Conflicts of Interest)	S-36
Legal Matters	S-38

PROSPECTUS	Page
About This Prospectus	1
Where You Can Find Additional Information	2
Cautionary Statement on Forward-Looking		PRODUCT SUPPLEMENT (TO PROSPECTUS DATED APRIL 2, 2010 AND PROSPECTUS SUPPLEMENT DATED APRIL 2, 2010)
Statements	3
Consolidated Ratios of Earnings to Fixed Charges	4
The Royal Bank of Scotland N.V. and
RBS Holdings N.V.	5
Use of Proceeds	6
Description of Debt Securities	7
Forms of Securities	17
The Depositary	18
Plan of Distribution (Conflicts of Interest)	20
Legal Matters	23	RBS Securities Inc.
Experts	24
Benefit Plan Investor Considerations	25
Enforcement of Civil Liabilities	26